UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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DIGITAL TURBINE, INC.
(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2020
To Our Stockholders:
The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. (the "Company") will be held on Tuesday, September 15, 2020, at 10:00 a.m., local time, at the Company's headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, for the following purposes, as more fully described in the accompanying Proxy Statement:
1.To elect the seven (7) director nominees named in the accompanying Proxy Statement to serve on our board of directors for a one-year term ending as of our Annual Meeting of stockholders in fiscal year 2022;
2.To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “Say-on-pay”;
3.To approve, in a non-binding advisory vote, the frequency of future advisory ("say-on-pay") votes on executive compensation;
4.To approve our 2020 Equity Incentive Plan;
5.To ratify the appointment of SingerLewak LLP ("SingerLewak") as our independent registered public accounting firm for the fiscal year ending March 31, 2021; and
6.To transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.
Only stockholders of record at the close of business on July 22, 2020 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.
All stockholders are urged to attend our Annual Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

July 29, 2020	By order of the Board of Directors
Austin, Texas
/s/ William G. Stone III
William G. Stone III Chief Executive Officer
Important Notice Regarding Availability of Proxy Materials for the Fiscal Year 2021
Annual Meeting of Stockholders to be Held on September 15, 2020
Our Notice of Meeting, Proxy Statement, Annual Report on Form 10-K, and Proxy Card are available on the Internet at http://www.astproxyportal.com/ast/18238

110 San Antonio Street, Suite 160
Austin, Texas 78701
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 15, 2020
INTRODUCTION
This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the board of directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, September 15, 2020, beginning at 10:00 a.m., local time, at the Company's headquarters located at 110 San Antonio Street, Suite 160, Austin, Texas 78701, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (i) election of the seven (7) director nominees named herein to serve on our board of directors for a one-year term ending as of our annual meeting of stockholders in fiscal year 2022; (ii) approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “say-on-pay”; (iii) approval, in a non-binding advisory vote, of the frequency of future advisory ("say-on-pay") votes on executive compensation; (iv) approval of our 2020 Equity Incentive Plan; (v) ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021; and (vi) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about August 5, 2020.
INFORMATION CONCERNING SOLICITATION AND VOTING
Board Recommendation
Our Board recommends that our stockholders vote FOR the election of the seven (7) director nominees named herein (Proposal 1); FOR the advisory “Say-on-pay” proposal (Proposal 2); FOR one year as the preferred frequency for future advisory ("say-on-pay") votes on executive compensation (Proposal 3); FOR our 2020 Equity Incentive Plan (Proposal 4) and FOR the ratification of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021 (Proposal 5).
Record Date, Outstanding Shares, and Quorum
Only holders of records of our common stock and our preferred stock at the close of business on July 22, 2020 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, 88,317,900 shares of our common stock and 100,000 shares of Series A preferred stock (the "Preferred Stock"), which are convertible into 20,000 shares of common stock, were issued and outstanding.
Holders of our common stock are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. The Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Preferred Stock under law or the General Corporation Law of the State of Delaware.
The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock and Preferred Stock (on an as-converted to common stock basis), voting together as a single class, will constitute a quorum for the transaction of business at our Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting.

How to Vote
Voting in Person
All stockholders as of the close of business on July 22, 2020 can attend the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record (your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee, and bring it to the meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.
Voting by Proxy
We request that our stockholders complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All properly executed proxies that we receive prior to the vote at the Annual Meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly executed proxies that we receive prior to the vote at the Annual Meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our board of directors.
If your shares are held in street name, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.
Revocation of Proxies
You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701, (ii) submitting by mail or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy. If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.
Voting Your Shares
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares
•FOR the director nominees named herein (Proposal 1),
•FOR the advisory Say-on-pay proposal (Proposal 2),
•FOR one year as the preferred frequency for future say-on-pay votes on executive compensation (Proposal 3),
•FOR our 2020 Equity Incentive Plan (Proposal 4),
•FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2021 (Proposal 5).
The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.
Votes Required
The directors will be elected by a plurality of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy and entitled to vote at the Annual Meeting (Proposal 1).
The affirmative vote of a majority of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the advisory Say-on-pay proposal (Proposal 2), to approve a frequency of one year for future say-on-pay votes on executive compensation (Proposal 3), to approve our 2020 Equity Incentive Plan (Proposal 4), and to ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2021 (Proposal 5).
Withholding Your Vote, Abstentions, and Broker Non-Votes
In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but for Proposals 2 through 5 such abstention will have the effect of a vote “AGAINST” the proposal.
A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on non-routine matters in order for them to vote your shares so that your vote can be counted on such proposals.
A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not entitled to vote or counted as a vote cast on any non-routine matter presented at the Annual Meeting. The election of directors (Proposal 1), the advisory Say-on-pay proposal (Proposal 2), the frequency on future say-on-pay votes proposed (Proposal 3), and the 2020 Equity Incentive Plan proposed (Proposal 4) are deemed non-routine matters. Consequently, absent instructions from you, your broker may not vote your shares on these proposals and broker non-votes will neither be counted toward the vote totals nor affect their outcome.
Your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 5). As a result, broker non-votes will have the same effect as a vote "AGAINST" ratification of the appointment of our independent registered public accounting firm.
Proxy Solicitation
We will bear the entire cost of solicitation of proxies from our stockholders, including preparation, assembly, printing, and mailing of this Proxy Statement and the proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or Preferred Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, employees, or agents of our company in person or by telephone or other means of communication. No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.
Householding of Proxy Materials
“Householding” is a program, approved by the Securities and Exchange Commission, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.
Other Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before our Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment, postponement, or continuation of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information Concerning Current Directors and Nominees
Our Board currently has seven (7) members, all of whose terms expire at our Annual Meeting. Each incumbent director has been nominated for reelection to a term that will expire at our fiscal year 2022 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Governance Committee (the “Governance Committee”) and our Board that each director has demonstrated:
•an ability to make meaningful contributions to our Board;
•relevant business experience; strong communication and analytical skills;
•a reputation for honesty and ethical conduct;
•excellent decision-making ability; and
•good judgment.
Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background is complementary to those of our other directors.
While management presently has no knowledge that any nominee will refuse or be unable to serve as a director for the prescribed term, the accompanying proxy card grants the proxy holders the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve.
The current Board members, each of whom is a nominee, are as follows:

NAME	AGE	POSITION
Robert Deutschman (1)	63	Chairman of the Board & Nominee
Roy H. Chestnutt (5)	60	Current Director & Nominee
Jeffrey Karish (2)	46	Current Director & Nominee
Mohan S. Gyani (3)	69	Current Director & Nominee
Christopher Rogers (4)	62	Current Director & Nominee
Michelle Sterling (6)	52	Current Director & Nominee
William G. Stone III	52	Chief Executive Officer, Current Director & Nominee
_______________________________________________________________________
(1) Chair of Audit Committee, Member of Governance Committee
(2) Chair of Compensation Committee
(3) Chair of Governance Committee, Member of Compensation Committee
(4) Member of Audit Committee and Compensation Committee
(5) Member of Audit Committee
(6) Member of Compensation Committee
Director Nominees
Robert Deutschman. Mr. Deutschman joined our Board in May 2013 and was appointed Chairman of the Board in December 2014. Mr. Deutschman joined Focal Point Partners LLC, an investment bank, as a Managing Director in January 2020. Prior to that time, Mr. Deutschman held various positions with the Cappello Group, Inc., a merchant bank, since 1999, serving as Vice Chairman since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman holds a B.A. from Haverford College, with honors, and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone scholar. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2014, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman serves on the boards of the RAND Center for Corporate Ethics and Governance and, until October 2014 also served on the board of the Brookfield DTLA Fund Office Trust Investor, Inc. Mr. Deutschman was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.

Roy H. Chestnutt. Mr. Chestnutt joined our Board in June 2018. From January 2013 to November 2017, Mr. Chestnutt served as Executive Vice President and Chief Strategy Officer of Verizon Communications Inc. (NYSE: VZ) and Verizon Nederland B.V. Mr. Chestnutt was responsible for development and implementation of Verizon's overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures. Before being named to that position, he was Senior Vice President – Corporate Strategy, with responsibility for the formulation and execution of Verizon's strategic plan addressing new markets, solution areas and services that capitalize on the company's assets, capabilities and brand across all lines of business. Mr. Chestnutt joined Verizon in 2011 from Motorola Networks where he served as corporate vice president of the Americas and helped lead the successful transition of the business unit to new ownership by Nokia Siemens Networks. Previously, Mr. Chestnutt was Chairman and Chief Executive Officer of Grande Communications, a facilities-based, "triple-play" communications provider in Texas. His responsibilities included leading the transition of Grande Communications from startup to a full service, market-driven company, which resulted in the successful sale of the company. Prior to joining Grande, Mr. Chestnutt was the senior vice president of National Field Sales and General Business for Sprint-Nextel. From 2000 to 2005, he held positions at Nextel Communications as regional vice president of the Southwest in Austin and of the West in the San Francisco Bay Area. Mr. Chestnutt also has general management experience with PrimeCo Personal Communications and AirTouch Cellular. Mr. Chestnutt has been a non-executive director of Telstra, Australia’s leading telecommunications and technology company, and is also a board member for Saudi Telecom and Boingo. He also served on the board of directors of the international industry association GSMA and is a former chair of the Chief Strategy Officers Group including 25 global strategists from the world’s leading wireless carriers. Mr. Chestnutt holds an MBA from the University of San Francisco, and a B.S. in Business Administration from San Jose State University. Mr. Chestnutt was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry and extensive industry relationships.
Jeffrey Karish. Mr. Karish has been a member of our Board since May 2013. Mr. Karish is a member of the leadership team at the Heritage Group, a private holding and investment company with an emphasis on healthcare and medical research. Mr. Karish was the former President of Windsor Media LLC, subsequent to having served as the company’s Executive Vice President and acting General Counsel with a focus on investing and finance which included private equity funding, early stage venture capital funding and general investment management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo with a primary focus in strategic growth initiatives and M&A. Prior to Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish was formerly a member of the Board of Banc of California. Mr. Karish holds a J.D. from Harvard University, a M. Phil. in International Relations from Cambridge University, and a B.A. in History from UC Berkeley. Mr. Karish was nominated based on the entirety of his experience and skills, although the Board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.
Mohan S. Gyani. Mr. Gyani joined our Board in January 2016. Mr. Gyani is a private investor and beginning in 2005, has served in various capacities, the most recent of which is vice chairman, at Mobileum Inc., which designs and develops roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive director on the board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani serves as a member of the Board of Synchronoss Technologies, Inc. (NASDAQ: SNCR), a provider of cloud, digital, messaging, and Internet of Things (IoT) platforms, products, and solutions. Mr. Gyani was formerly a member of the Board of Blackhawk Network Holdings, Inc. (NASDAQ: HAWK), a provider of prepaid payments products; IDEA Cellular, a wireless service provider; and MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation. From March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to February 2015, he served on the board of directors of Safeway, Inc., a retail food and drug company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University. Mr. Gyani was nominated based on the entirety of his experience and skills, although the Board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, and deep experience serving on public and private company boards.
Christopher Rogers. Mr. Rogers has been a member of our Board since May 2012. Mr. Rogers has been a partner at Lumia Capital, a venture capital firm, since 2013. Previously he served as Senior Vice President, Corporate Development and Spectrum, of Sprint Nextel Corporation where he evaluated and executed strategic initiatives, including mergers, acquisitions, divestitures, equity investments and joint ventures within the mobile communication and e-commerce sectors. He also was responsible for management and oversight of wireless spectrum licenses and Sprint Nextel’s investment portfolio of emerging technology start-ups. Prior to its merger with Sprint in 2005, Mr. Rogers was Co- Founder and Senior Vice President of Nextel Communications, Inc. as well as Co-Founder of FleetCall Communications, the predecessor to Nextel Communications, and Founder and Chairman of Dispatch Communications, Inc., which was sold to Fleet Call/Nextel in 1993. Mr. Rogers holds a J. D. in Communications Law from Catholic University of America, Columbus School of Law, and a B.A. from Tufts University, has served as a director on numerous public and private company boards and as a director for several Washington, DC-based philanthropic organizations. Mr. Rogers was nominated based on the entirety of his experience and skills, although the Board specifically noted his extensive communications expertise, particularly in strategy, mergers and acquisitions and licensing, and as well as his deep managerial and corporate development experience.
Michelle Sterling. Ms. Sterling joined our Board in June 2019. From 1994 to 2020 Ms. Sterling served in various capacities at Qualcomm, Inc. (“Qualcomm”) (NASDAQ: QCOM) and had been Executive Vice President of Human Resources at Qualcomm since 2015. Previously, she was SVP, Human Resources at Qualcomm. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm's strategies in complex transactions including joint ventures and divestitures. Ms. Sterling had direct responsibility for more than 33,000 Qualcomm employees worldwide and served as a member of Qualcomm’s executive committee. She currently serves on the executive committee and board of directors of San Diego Regional Economic Development Corporation, and previously was a board member for Girl Scouts San Diego, chair of the board of directors of Serving Seniors, vice-chair of the board of directors and chair of the advisory council of Occupational Training Services, and chair of the corporate board of directors for the San Diego Workforce Partnership. Ms. Sterling holds a B.S. in Business Management from the University of Redlands. Ms. Sterling was nominated based on the entirety of her experience and skills, although the Board noted specifically her wide-ranging technology experience, knowledge, and understanding of global organizational structures.
William G.Stone III. Mr. Stone became our Chief Executive Officer in October 2014 and was appointed to the Board in January 2015, prior to which Mr. Stone had served from November 2013 as President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Mr. Stone was the CEO and President of the smartphone application storefront provider, Handango (acquired by Appia Inc.) from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a B.A. and M.B.A. from Rice University. Mr. Stone was nominated based on his position as our Chief Executive Officer and his extensive experience in our industry.
Required Vote
Directors are elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven (7) directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “ FOR ” EACH OF THE DIRECTOR NOMINEES.

BOARD MEETINGS AND COMMITTEES
During fiscal year 2020, our Board held six meetings. Our Board has three separately designated committees: our Audit Committee, our Compensation Committee, and our Governance and Nominating Committee, each of which has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. Each member of these standing committees has been determined to meet the standards for director independence under the rules of the Securities and Exchange Commission (the “SEC”) and is an “independent director” as defined under NASDAQ listing standards.

During the 2020 fiscal year, each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served.
Committees of the Board of Directors
Committee Composition
The following table sets forth the current membership of our Audit Committee, Compensation Committee and Governance and Nominating Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.”

Audit Committee	Compensation Committee	Governance and Nominating Committee
Robert Deutschman*	Jeffrey Karish**	Mohan S. Gyani**
Christopher Rogers	Mohan S. Gyani	Robert Deutschman
Roy H. Chestnutt	Christopher Rogers
Michelle Sterling
* Chairman of the Board and chair of the committee.
** Chair of the committee.
Audit Committee
The current members of our Audit Committee are Robert Deutschman (Chair), Roy H. Chestnutt and Christopher Rogers. Our Audit Committee held four meetings during the 2020 fiscal year. The Audit Committee acts pursuant to a written charter adopted by our Board and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls, and reviewing our financial statements and other relavant financial information. Our Board determined that each of our Audit Committee members is “independent” pursuant to the listing rules of the NASDAQ Stock Market ("NASDAQ") and SEC rules and regulations, and that Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules. The charter of our Audit Committee is available on our website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.”.
Compensation Committee
The current members of our Compensation Committee are Jeffrey Karish (Chair), Mohan S. Gyani, Christopher Rogers and Michelle Sterling. Our Compensation Committee held five meetings during the 2020 fiscal year, and is primarily responsible for reviewing and approving our general compensation policies and setting both the cash and non-cash compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our stock incentive plan and to make stock option and other stock incentive grants under our stock incentive plan. Our executive officers do not perform any role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee engaged an independent compensation consultant to advise on matters including information on trends, and recommendations for potential peer companies, analyses of competitive practices and compensation for executive officers and directors.
All members of the Compensation Committee are non-employee directors and are “independent” pursuant to NASDAQ listing rules and SEC rules and regulations. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.”.

Governance and Nominating Committee
The current members of our Governance Committee are Mohan S. Gyani (Chair) and Robert Deutschman. Our Governance Committee held one meeting during the 2020 fiscal year. Our Governance Committee annually screens and recommends to the Board qualified candidates for election or appointment to our Board, recommends the number of members of our Board, and evaluates and reviews the independence of existing and prospective directors. The members of the Governance Committee are non-employee directors and are “independent” directors under NASDAQ listing rules, and SEC rules and regulations. The Governance Committee acts pursuant to a written charter adopted by our Board, which is available on our website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.”.

CORPORATE GOVERNANCE
Board Leadership Structure
The roles of Chairman and Chief Executive Officer are held by different individuals. Our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent Board members in Board activities and decision making.
Role of the Board of Directors in Risk Oversight
One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.
Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is apprised during each fiscal year of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.
Code of Business and Ethical Conduct
The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable governmental laws, rules and regulations;
•prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and
•accountability for adherence to the Code of Conduct.
A full text of our Code of Conduct is published on our website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.” If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Conduct to any such person, we shall disclose such amendment or waiver on our website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.”.
Insider Trading Policy

Under the terms of our insider trading policy, directors, officer and employees may not trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a loan (not including margin debt) if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.

Director Independence
Our Governance Committee annually reviews and recommends that the Board determine the independence of each director and nominee for election as a director in accordance with the independence standards set forth in NASDAQ listing rules, as approved by the SEC, and SEC rules and regulations (the "Independence Standards"). Based on the Independence Standards, a director will only qualify as an independent director if, in the opinion of our Governance Committee and our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the Independence Standards. Based on the recommendation of our Governance Committee, our Board has determined that each of Robert Deutschman, Roy H. Chestnutt, Mohan S. Gyani, Jeffrey Karish, Christopher Rogers, and Michelle Sterling, who collectively constitute a majority of our Board, is independent.
Stockholder Nominations and Bylaw Procedures
The Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. However, the Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee.
To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.
Deadlines to Submit Nominations
Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under "2022 Stockholder Proposals" below. Stockholder nominations must be addressed to Corporate Secretary, Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, TX 78701.
Executive Sessions of Independent Directors
The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, at least annually and additionally as circumstances warrant.
Stockholder Communication with Board Members
We maintain contact information for stockholders, both telephone and email, on our website (http://www.digitalturbine.com) under the heading “Investor Info” where a stockholder will find our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications for our Board received via telephone or mail are forwarded to our Board by one of our employees.
Board Member Attendance at Annual Meetings
Our Board does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Other than Mr. Stone, none of our then-elected directors attended our 2020 annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Although we do not have a formal written related party transaction policy, any transaction, arrangement or relationship between us and a related party that we are required to report under this section of the Proxy Statement under Item 404(a) of Regulation S-K is reviewed by the Audit Committee. The Audit Committee, in the course of review of a potentially material related party transaction, will consider, among other things, whether the transaction is in our best interest, whether the transaction is entered into on an arms-length basis, whether the transaction conforms to our Code of Business and Ethical Conduct and whether the transaction impacts a director’s independence under the Nasdaq listing standards. A related party transaction that has been approved or ratified by the independent members of our Board of Directors does not require approval or ratification by the Audit Committee.

If we enter into such a related party transaction that has not received approval of the Audit Committee or Board of Directors, or a transaction that was not originally such a related party transaction but later becomes a related party transaction, the Audit Committee will review the transaction promptly and may ratify the transaction.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current executive officers who are not also members of the Company's Board as of the date of this Proxy Statement:

NAME	AGE	POSITION
Barrett Garrison	44	Executive Vice President, Chief Financial Officer
Christine Collins	50	Chief Technology Officer
David Wesch	33	Chief Accounting Officer and Controller
Biographical information regarding Mr. Stone is set forth above under “Election of Directors ( Proposal 1 ) – Information Concerning Current Directors and Nominees.”
Barrett Garrison. Mr. Garrison became our Executive Vice President and Chief Financial Officer in September 2016. Prior to joining the Company, Mr. Garrison was the Chief Financial Officer of Competitor Group, Inc., a media and event company in the active lifestyle industry, from March 2014 to March 2015; the Chief Financial Officer of Netspend, a division of TSYS Company (NYSE: TSS), a leading provider of reloadable prepaid debit cards, from June 2013 to March 2014, and the Treasurer/VP of Finance from October 2008 to June 2013. Prior to his Netspend position, Mr. Garrison served in senior financial roles at Dell Financial Services, Seiko Instruments International and Austaco, Inc. Mr. Garrison holds an M.B.A. with a concentration in Finance and a B.B.A. in Finance from St. Edwards University and The University of New Mexico, Robert O. Anderson School of Management, respectively.
Christine Collins. Ms. Collins became our Chief Technology Officer in March 2018 and brings more than 20 years of experience in technology strategy, business transformation and building and leading innovation and development operations teams. Prior to joining the Company, Ms. Collins served in multiple technology leadership roles for First Data Corporation ("FDC"), a global payment and commerce solutions provider.  Her roles at FDC included the Chief Technology Officer of Global Business Solutions for North America from August 2016 to March 2018, Vice President of Digital Commerce from May 2012 to July 2016, and Vice President of IT/Operations from July 2007 to April 2012.  Prior to FDC, Ms. Collins served in leadership roles where she structured the development organization for Viewpointe Company and the technology strategy for Hewlett-Packard (formerly Compaq). Ms. Collins holds a Master of Business Administration from Texas A&M University and a Bachelor of Science in Accounting from Missouri State University.
David Wesch. Mr. Wesch has served as the Chief Accounting Officer of the Company since July 2018. Mr. Wesch is a CPA with over ten years of diversified experience, spanning public accounting and various industries, including technology, manufacturing, and oil and gas, with a primary focus on technology. Prior to serving as the Chief Accounting Officer, Mr. Wesch served as the Acting Chief Accounting Officer of the Company from June 2016 to July 2018, and served as the Accounting and SEC Financial Reporting Manager of the Company since May 2015. Prior to joining the Company, Mr. Wesch was a manager at BDO USA, LLP where he led teams of up to 10 individuals and managed audits of both large public and private companies. Since joining the Company in May 2015, Mr. Wesch has served as the Accounting & SEC Financial Reporting Manager. Mr. Wesch holds B.A. and Master’s degree in Accounting, with honors, from the McCombs School of Business at the University of Texas Austin.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.
We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:
•attracting and retaining talented and experienced executives;
•motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success; and
•providing fair and competitive compensation.
Administration and Process
Our executive compensation program is administered by the Compensation Committee. Historically, base salary, bonus structure and long-term equity compensation of our executive officers are governed by the terms of their individual employment agreements (see “Narrative Disclosure to Summary Compensation Table”) and we expect that to continue in the future. With respect to our Chief Executive Officer and Chief Financial Officer, the Compensation Committee establishes milestone performance levels for incentive bonuses based on a number of factors that are designed to further our executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers, and the conditions of the markets in which we operate.
In determining executive compensation for fiscal year 2020, the Compensation Committee’s goal was to reward the named executive officers for in their respective responsibilities and Company-wide and individual performance. We believe that this policy is intended to assure that our compensation practices are competitive with those in the industry. The Compensation Committee also periodically reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. Our Chief Executive Officer may also assist by making recommendations to the Compensation Committee specific to determining compensation for the other named executive officers.
Elements of Executive Officer Compensation
Overview. The compensation packages for the Company’s senior executives have both performance-based and non-performance based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as cash bonuses and stock options or other equity or equity-based awards, are variable and dependent upon our financial or market performance or individual performance. Our policy generally is to emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as total shareholder return. Historically, judgments about these elements have been made subjectively. In the case of stock options and other equity or equity-based awards, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance and incentivize them to create additioanl shareholder value.
Our Compensation Committee may review total compensation to see if it generally falls in line with peer companies and may also look at overall market data. In fiscal year 2020, the Compensation Committee consulted with a compensation consultant (Pearl Meyer) for background information as to general compensation levels, including long-term equity incentive plans, currently being offered in our industry. For further information about the compensation consultant and its services, see "Role of the Compensation Consultant" directly below.
Role of Compensation Consultant. During fiscal year 2020, the Compensation Committee engaged a professional compensation consultant, Pearl Meyer, an industry leading global human resources consulting firm, to provide advice and assist the Compensation Committee in (i) reviewing and analyzing compensation of the chief executive officer and chief financial officer and Board of Directors compensation and (ii) reviewing and analyzing market data related to such executive officers' base salaries and total cash and direct compensation, including short-term and long-term incentive awards. Pearl Meyer reported directly to the Compensation Committee. Prior to such engagement, Pearl Meyer did not provide any services to the Company or its management other than those provided to the Compensation Committee described above. The Compensation Committee considered factors relevant to Pearl Meyer’s independence, such as other services provided by and fees paid to Pearl Meyer. Following the completion of such engagement of Pearl Meyer, the Company engaged Pearl Meyer to advise the Company on the terms of the 2020 Equity Incentive Plan, which is being submitted to our stockholders for approval at the Annual Meeting. The fees for such subsequent engagement did not exceed $120,000.

The Compensation Committee reviewed executive remuneration survey data provided by Pearl Meyer of companies in the software, advertising and other media services industry with annual revenues between $20 million and $500 million and market caps between $100 million and $2.5 billion and of four companies that are direct competitors but that were outside the above criteria. Base salaries were generally aligned with the 50th percentile overall, with positions between the 25th and 75th percentiles. Target annual incentives were between the 25th and 50th percentiles for the CEO and CFO and aligned with the median for the CTO. However, long-term incentive opportunities were below the 25th percentile. Target and actual total direct compensation fell below the 25th percentile of the survey market data. However, the Company is at or above the 50th percentile in revenues, market cap and EBITDA as compared to the market survey peer group.
Base Salary. We pay our executives a base salary pursuant to the terms of employment agreements, which are all at-will arrangements without a definite term. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We also seek over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.
The annual salary of our Chief Executive Officer William G. Stone III was increased from $500,000 to $550,000 in June 2019. See additional details of the Stone Amended Agreement in the section below titled “Narrative Disclosure to Summary Compensation Table.”

We increased the annual salary of our CFO Barrett Garrison from $335,000 to $350,000 in May 2020 in order to more closely align Mr. Garrison’s base salary with the median set forth in the peer group market survey data.

Our other executive officers are Christine Collins, our Chief Technology Officer, whose salary increased from $275,000 to $300,000 in April 2019, and David Wesch, our Chief Accounting Officer, who receives an annual salary of $150,000, whose base salary remained at this level during fiscal year 2020.

We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required. Our Compensation Committee may however increase base salaries of our executive officers from time to time in its discretion based on its assessment of market compensation, individual performance, retention, assuming new or additional responsibilities, and other factors our Compensation Committee deems relevant.
Performance Bonuses. Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance during the fiscal year. Historically, for our CEO and CFO, a factor given considerable weight in establishing bonus performance criteria is non-GAAP adjusted EBITDA, which is GAAP net earnings or loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions.

Pursuant to the Stone Amended Agreement, Mr. Stone is eligible to receive annual cash incentives by attainment of revenue and earnings goals set by our Compensation Committee, after consultation with Mr. Stone, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings. The annual cash incentives are up to 25%, 50% or 100% of Mr. Stone’s base salary ($550,000 for fiscal year 2020) based on the level of goal achievement. The revenue and earnings goals each represent 40% of the total bonus opportunity, while the remaining 20% of the bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional results in compliance, operations and other areas the Committee deems appropriate. The Compensation Committee retains discretion to award a pro-rated amount of any applicable bonus based on partial achievement. For fiscal year 2020, Mr. Stone received a $301,100 performance bonus based on corporate and personal performance criteria as detailed above. Bonus amount paid was determined based on attainment of the non-equity incentive compensation plan at 110%, and based on achievement of 101% of the revenue target and 115% of the EBITDA target. The bonus amount paid also included payout of the allowable discretionary component.

Pursuant to Mr. Garrison's employment agreement, Mr. Garrison is eligible to receive annual cash incentives by attainment of revenue and earnings goals set by our Compensation Committee, after consultation with Mr. Garrison, which will be based on a Board approved annual operating plan. The applicable goals will have three increasingly higher levels of revenue and earnings. The annual cash incentives will be for up to 25%, 50% or 100% of Mr. Garrison’s base salary ($335,000 for fiscal year 2020) based on the level of goal achievement. The revenue and earnings goals each represent 40% of the total bonus opportunity, while the remaining 20% of the bonus opportunity is in the sole discretion of the Compensation Committee based on exceptional results in compliance, operations and other areas the Committee deems appropriate. The Compensation Committee retains discretion to award a pro-rated amount of any applicable bonus based on partial achievement. For fiscal year 2020, Mr. Garrison received a $183,400 performance bonus based on corporate and personal performance criteria as detailed above. Bonus amount paid was determined based on attainment of the non-equity incentive compensation plan at 110%, and based on achievement of 101% of the revenue target and 115% of the EBITDA target. The bonus amount paid also included payout of the allowable discretionary component.
Ms. Collins and Mr. Wesch are entitled to annual cash incentive bonuses determined in the discretion of the Compensation Committee. Generally, the Compensation Committee sets a bonus target for each such executive (for fiscal year 2020, 50% of annual base salary for Ms. Collins and 20% of annual base salary for Mr. Wesch) and considers Company-wide performance based on Company achievement of budgeted EBITDA for the fiscal year and then modifies such target percentages based on division performance of the Company division that such executive oversees, individual performance, and other factors the Compensation Committee deems relevant to such annual cash incentive determinations. For fiscal year 2020, the Compensation Committee awarded Ms. Collins and Mr. Wesch annual cash incentive bonuses of $150,000 and $34,500, respectively.
See "SUMMARY COMPENSATION TABLE" for details on bonuses earned by our named executive officers.
For fiscal year 2021, the Compensation Committee intends to utilize the same or similar criteria as described above for fiscal year 2020 in determining annual incentive compensation for our named executive officers. However, for Mr. Stone, the Compensation Committee increased the fiscal 2021 annual cash incentive attainment percentages of base salary from 25%, 50% and 75% of base salary to 37.5%, 75% and 150%, respectively, in light of the peer group market data survey and to reward performance and increase retention.

The Compensation Committee may utilize other or different performance measures in assessing the performance of our named executive officers in determining annual incentive compensation. In addition, the Compensation Committee has the discretion to award discretionary bonuses to our named executive officers in addition to the annual incentive awards programs described above or otherwise during the fiscal year based on individual performance, achievement of goals or milestones, assuming new or additional responsibilities, or other factors the Compensation Committee deems relevant.
Equity and Equity-Based Compensation. We believe that stock options and other forms of equity or equity-based compensation are an important long-term incentive for our executive officers and other employees and generally align officer interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.
Pursuant to the Stone Amended Agreement, Mr. Stone is eligible to receive long term incentive (LTI) equity grants each fiscal year for a number of shares that is within the sole discretion of the Compensation Committee. Each annual LTI grant is to consist of time vesting and performance vesting restricted common stock units. Time vesting LTI restricted common stock awards are to vest over three years after grant and any such awards that have not vested prior to any termination of Mr. Stone’s employment shall terminate. Time vesting LTI stock option awards are to vest over either three or four years after grant and any such awards that have not vested prior to any termination of Mr. Stone’s employment shall terminate. Performance vesting LTI awards are to be contingent on achievement of three year revenue and EBITDA goals, based on three increasingly higher levels of attainment established by the Compensation Committee, after discussion with Mr. Stone, based on a Board approved three year operating plan. The revenue and earnings goals each represent 50% of the performance vesting opportunity, and the levels of attainment are 50%, 100% and 200% of the applicable revenue and EBITDA goals set by the Compensation Committee. No performance vesting awards will vest with respect to any performance goal not met at the 50% level, and vesting of performance awards will not exceed 200% for performance above the 200% level. Any performance vesting awards will be earned on the third anniversary of the grant date, based on performance attainment, provided Mr. Stone is employed through such date. Except in connection with terminations without cause or for good reason, if Mr. Stone’s employment with the

Company terminates prior to the third anniversary of the applicable grant date, performance vesting units shall not vest and shall terminate immediately upon such termination of employment. Any performance vesting units shall be subject to a negative discretion clawback up into two years after the vesting date in connection with financial restatements or certain actions constituting cause. During such two year period any underlying shares are subject to a lock up.

Pursuant to Mr. Garrison's employment agreement, Mr. Garrison is eligible to receive long term incentive (LTI) equity grants each fiscal year for a number of shares that is within the sole discretion of the Compensation Committee. Each annual LTI grant is to consist of time vesting and performance vesting restricted common stock units. Time vesting LTI restricted common stock awards are to vest over either three or four years after grant and any such awards that have not vested prior to any termination of Mr. Garrison’s employment shall terminate. Time vesting LTI stock option awards are to vest over four years after grant and any such awards that have not vested prior to any termination of Mr. Garrison’s employment shall terminate. Performance vesting LTI awards are to be contingent on achievement of three year revenue and EBITDA goals, based on three increasingly higher levels of attainment established by the Compensation Committee, after discussion with Mr. Garrison, based on a Board approved three year operating plan. The revenue and earnings goals each represent 50% of the performance vesting opportunity, and the levels of attainment are 50%, 100% and 200% of the applicable revenue and EBITDA goals set by the Compensation Committee. No performance vesting awards will vest with respect to any performance goal not met at the 50% level, and vesting of performance awards will not exceed 200% for performance above the 200% level. Any performance vesting awards will be earned on the third anniversary of the grant date, based on performance attainment, provided Mr. Garrison is employed through such date. Except in connection with terminations without cause or for good reason, if Mr. Garrison’s employment with the Company terminates prior to the third anniversary of the applicable grant date, performance vesting units shall not vest and shall terminate immediately upon such termination of employment. Any performance vesting units shall be subject to a negative discretion clawback up into two years after the vesting date in connection with financial restatements or certain actions constituting cause. During such two year period any underlying shares are subject to a lock up.

For both executives, if any extraordinary event occurs during the three year period, such as a merger or recapitalization, the Board may revise the performance goals after discussion with the executive to preserve the original incentive structure and degree of achievement. The Board is evaluating revising performance goals for existing performance awards as a result of the Company’s acquisition of Mobile Posse, Inc. on February 28, 2020 and other matters the Board deems relevant.
During fiscal year 2020 (in June 2019), we awarded Mr. Stone and Mr. Garrison time vesting and performance vesting restricted stock units. The time-vesting restricted stock units ("RSUs") of 33,156 shares for Mr. Stone and 21,552 shares for Mr. Garrison, respectively, vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2020, and the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. The performance stock units ("PSUs") with target share numbers of 33,156 shares for Mr. Stone and 21,552 shares for Mr. Garrison, respectively, become earned and vested based upon the level of satisfaction of certain performance criteria (other than the price of Issuer's common stock), the results of which will be determined after the close of fiscal year 2022. The actual number of shares ultimately deliverable to Mr. Stone and Mr. Garrison under the PSUs ranging from 0 to 66,312 and 0 to 43,104, respectively, depending upon the extent to which the performance criteria are satisfied.
In addition, during fiscal year 2020 (during June 2019), the Compensation Committee awarded Mr. Stone and Mr. Garrison stock options to purchase 150,000 and 75,000 shares of our common stock, respectively, with grant date fair values of $330,924 and $165,462, respectively.
For fiscal year 2020 (in May 2019), we awarded Ms. Collins and Mr. Wesch stock options to purchase 100,000 shares and 25,000 shares of our common stock, respectively, with grant date fair values of $228,438 and $57,110, respectively.
As part of the regular annual long-term incentive grants, and consistent with their employment agreements, in June 2020 we awarded Mr. Stone and Mr. Garrison time vesting RSUs and performance vesting PSUs. The RSUs of 37,764 shares for Mr. Stone and 15,106 shares for Mr. Garrison, respectively, vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2021, and the balance vesting proportionately each month during the remaining two years beginning on July 1, 2021 through June 1, 2023. The PSUs with target share numbers of 37,764 shares for Mr. Stone and 15,106 shares for Mr. Garrison, respectively, become earned and vested based upon the level of satisfaction of certain performance criteria (other than the price of Issuer's common stock), the results of which will be determined after the close of fiscal year 2023. The actual number of shares ultimately deliverable to Mr. Stone and Mr. Garrison under the PSUs ranging from 0 to 75,528 and 0 to 30,212, respectively, depending upon the extent to which the performance criteria are satisfied. In addition, we awarded Mr. Stone and Mr. Garrison stock options to purchase 142,315 and 56,926 shares of our common stock, respectively. The Compensation Committee granted such stock options in light of the peer group market data survey indicating that the CEO and CFO long-term incentive opportunities were below the 25th percentile.
Our Compensation Committee may from time to time grant stock options, restricted stock, restricted stock unit, performance stock, and performance stock unit equity awards to our named executive officers based on the discretion of the Compensation

Committee, taking into account Company-wide performance, Company division performance, market assessment, individual performance, achievement of goals or milestones, assuming new or additional responsibilities or other factors the Compensation Committee deems relevant.
We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Our Compensation Committee has determined to align the timing of annual long-term incentive awards for all directors, officers and employees starting with next fiscal year's annual grants. The authority to make equity or equity-based awards to our executive officers rests with our full Board, based upon recommendations made by the Compensation Committee, or by the Compensation Committee acting alone. The Compensation Committee considers the input and recommendation of our chief executive officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity or equity-based grants.
Other Benefits and Perquisites. Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.
The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. We value perquisites at their incremental cost to us in accordance with SEC regulations.
We believe that the benefits and perquisites we provide to our named executive officers are within competitive practice and customary for executives in similar positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our stockholders.

Stock Ownership Guidelines. To further align our executives' financial interests with those of our stockholders, we adopted the following minimum stock ownership guidelines:

CEO 5x annual base salary
COO 2x annual base salary

The executives have five years following initial appointment to meet the guidelines. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share.

CEO Pay Ratio - 2020
The fiscal year 2020 annual total compensation of our CEO was $1,446,097 (as set forth in the "SUMMARY COMPENSATION TABLE" below), the fiscal year 2020 annual total compensation of our median compensated employee was $141,625, and the ratio of these amounts is 10 to 1.
We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees in fiscal year 2020. We applied this measure to our global employee population as of the last day of our 2020 fiscal year and annualized base salaries for permanent full-time and part-time employees that did not work the full year. Once we determined our median compensated employee using these measures, we calculated the employee’s 2020 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “SUMMARY COMPENSATION TABLE.”
Tax Deduction of Executive Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) limits the corporate tax deduction for compensation paid to any one named executive officer by publicly held companies like us to $1,000,000 each tax year. For fiscal year 2020 and later fiscal years, this limitation applies to compensation paid to or with respect to anyone who had been a named executive officer in fiscal year 2020 or any later fiscal year, even if the individual is not a named executive officer in the year for which deduction would be taken. As a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is included in compensation subject to the $1 million annual deduction limitation, subject to certain exceptions for performance-based compensation granted before November 3, 2017.

Non-statutory stock options granted under our 2011 Equity Incentive Plan were intended to qualify as performance-based compensation that is exempt from the deduction limitation under Section 162(m), and we believe that our stock options granted on or before November 2, 2017, and not modified thereafter, will continue to so qualify. However, as a result of the recent tax law change, income recognized in fiscal year 2020 and later fiscal years on exercise of options granted after November 2, 2017, will not be exempt from the Section 162(m) federal tax deduction limitation.
The Company, through the Compensation Committee, intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in our best interests and in the best interests of our stockholders. However, the Compensation Committee does not intend to permit this arbitrary tax provision to distort the effective development and execution of our compensation program. Thus, the Compensation Committee is permitted and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of our stockholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Compensation Risk Management
As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and our compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements and requires approval of our board of directors for matters outside of the ordinary course and our whistle blower program. Based upon the above, the Compensation Committee has concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.
Impact of Shareholder Advisory Vote
At our annual meeting during fiscal year 2020, our stockholders approved, in a non-binding advisory vote, our executive compensation with 92% of the shares present, in person or by proxy, and entitled to vote thereon affirmatively giving their approval (with broker non-votes having no effect on the vote). Accordingly, we believe that this vote affirms the appropriateness of our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

July 29, 2020	Members of the Compensation Committee

Jeffrey Karish (Chairman) Mohan S. Gyani Christopher Rogers Michelle Sterling
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during fiscal year 2020. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Company's Compensation Committee during the fiscal year ended March 31, 2020.

SUMMARY COMPENSATION TABLE
The following compensation table sets forth for fiscal years 2020, 2019 and 2018 the base salary and other compensation of our (i) Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our Chief Technology Officer, and (iv) our Chief Accounting Officer. We refer to these individuals, collectively, as our “named executive officers”.

Position(1)	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation	Stock Awards ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)
William G. Stone III (3) Chief Executive Officer	2020	550,000	—	301,100	250,000	330,924	14,073	1,446,097
	2019	500,000	—	222,700	250,000	—	7,893	980,593
	2018	500,000	100,000	350,000	—	—	17,240	967,240

Barrett Garrison (4) Executive Vice President and Chief Financial Officer	2020	335,000	—	183,400	162,500	165,462	13,071	859,433
	2019	325,000	—	144,800	150,000	—	15,402	635,202
	2018	300,000	—	210,000	—	66,090	20,381	596,471

Christine Collins (5) Chief Technology Officer	2020	300,000	150,000	—	—	228,438	11,073	689,511
	2019	275,000	125,000	—	—	100,448	10,673	511,121
	2018	10,577	—	—	—	270,287	1,376	282,240

David Wesch (6) Chief Accounting Officer	2020	150,000	34,500	—	—	57,110	2,784	244,394
	2019	150,000	24,000	—	—	40,179	2,097	216,276
	2018	150,000	30,000	—	—	33,045	4,807	217,852

(1)The Company determined there were no other individuals within the Company who met the requirements for disclosure.
(2)The amounts in the "Stock Awards" and “Option Awards” columns relate to awards of stock options made under the Company’s Amended and Restated 2011 Equity Incentive Plan (the "Equity Incentive Plan"). With respect to each award, the amounts disclosed generally reflect the fair value of the award as of the grant date for all awards issued in the respective fiscal year, in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.”  Generally, ASC Topic 718 “Compensation-Stock Compensation” requires the full grant-date fair value of an award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 5, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 sets forth the relevant assumptions used to determine the valuation of our awards.  Vesting schedules for unvested stock grants for each officer are described below under “Narrative Disclosure to Summary Compensation Table.”
(3)During the fiscal year ended March 31, 2020, Mr. Stone was awarded RSUs for 33,156 shares of our common stock totaling $125,000 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2020, and with the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. For fiscal year 2020 performance, we awarded to Mr. Stone PSUs for a target number of 33,156 shares of our common stock having a value of $125,000, with the actual number of shares to be issued ranging from 0 to 66,312 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2022. On June 1, 2019 Mr. Stone was granted stock options to purchase 150,000 shares of our common stock with a grant date fair value of $330,924. During the fiscal year ended March 31, 2019, Mr. Stone was awarded RSUs for 72,674 shares of our common stock totaling $125,000 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 10, 2019, and with the balance vesting proportionately each month during the remaining two years beginning on July 10, 2019 through June 10, 2021. For fiscal year 2019 performance, we awarded to Mr. Stone PSUs for a target number of 72,674 shares of our common stock having a value of $125,000, with the actual number of shares to be issued ranging from 0 to 145,349 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2022. During the fiscal year ended March 31, 2019, Mr. Stone received a $222,700 performance bonus based on corporate and personal performance criteria. During the fiscal year ended March 31, 2018, Mr. Stone received a $350,000 performance bonus based on corporate and personal performance criteria and a $100,000 signing bonus in connection with the Second Amendment entered into on March 16, 2018. Amounts under "All Other Compensation" represent Company paid health benefits and 401K employer matching contributions.
(4)During the fiscal year ended March 31, 2020, Mr. Garrison was awarded RSUs for 21,552 shares of our common stock totaling $81,250 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2020, and with the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. For fiscal year 2020 performance, we awarded to Mr. Garrison PSUs for a target number of 21,552 shares of our common stock having a value of $81,250, with the actual number of shares to be issued ranging from 0 to 43,104 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2022. On June 1, 2019 Mr. Garrison was granted stock options to purchase 75,000 shares of our common stock with a grant date fair value of $165,462. During the fiscal year ended March 31, 2019, Mr. Garrison was awarded RSUs for 43,605 shares of our common stock totaling $75,000 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 10, 2019, and with the balance vesting proportionately each month during the remaining two years beginning on July 10, 2019 through June 10, 2021. For fiscal year 2019 performance, we awarded to Mr. Garrison PSUs for a target number of 43,605 shares of our common stock having a value of $75,000 with the actual number of shares to be issued ranging from 0 to 87,210 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2021. During the fiscal year ended March 31, 2019, Mr. Garrison received a $144,800 performance bonus based on corporate and personal performance criteria. During the fiscal year ended March 31, 2018, Mr. Garrison received a $210,000 performance bonus based on corporate and personal performance criteria, and was awarded stock options to purchase 100,000 shares of common stock with a grant date fair value of $66,090. Amounts under "All Other compensation" represent Company paid health benefits and 401K employer matching contributions for each fiscal year and relocation expense reimbursement of $15,461 for fiscal year 2017.
(5)During the fiscal year ended March 31, 2020, Ms. Collins received a $150,000 performance bonus based on corporate and personal performance criteria, and was granted stock options to purchase 100,000 shares of the Company's common stock with a grant date fair value of $228,438. During the fiscal year ended March 31, 2019, Ms. Collins received a $125,000 performance bonus based on corporate and personal performance criteria, and was awarded stock options on June 7, 2018 to purchase 100,000 shares of the Company's common stock with a grant date fair value of $100,448. During the fiscal year ended March 31, 2018, the Company awarded to Ms. Collins, pursuant to her joining the Company, stock options to purchase up to an aggregate of 250,000 shares of our common stock with a grant date fair value of $270,287. Amounts under "All Other Compensation" represent Company paid health benefits and 401K employer matching contributions.
(6)During the fiscal year ended March 31, 2020, Mr. Wesch received a $34,500 performance bonus based on corporate and personal performance criteria, and was awarded stock options to purchase 25,000 shares of the Company's common stock with a grant date fair value of $57,110. During the fiscal year ended March 31, 2019, Mr. Wesch received a $24,000 performance bonus based on corporate and personal performance criteria, and was awarded stock options to purchase 40,000 shares of the Company's common stock with a grant date fair value of $40,179. During the fiscal year ended March 31, 2018, Mr. Wesch received a $30,000 performance bonus based on corporate and personal performance criteria, and was awarded stock options to purchase 50,000 shares of the Company's common stock with a grant date fair value of $33,045.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
EMPLOYMENT AGREEMENTS
Employment Agreement with William G. Stone III
CEO Employment Agreement . On September 9, 2014, we entered into an employment agreement (the "Stone Employment Agreement") pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. In connection with this employment agreement, Mr. Stone received a one-time $100,000 signing bonus. Pursuant to the Stone Employment Agreement, which has been amended as described below, Mr. Stone received a salary of $500,000 per year and was eligible for a performance bonus.
Also in connection with entering into the Stone Employment Agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted, and Mr. Stone was awarded stock options to purchase an additional 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014. All of such stock options have now vested.
CEO Employment Agreement Amendment. On May 26, 2016, we entered into an amendment to the Stone Employment Agreement, which extended the term of the Stone Employment Agreement until March 31, 2018.
In connection with entering into the amendment on May 26, 2016, Mr. Stone was awarded stock options under the Company's Equity Incentive Plan to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on May 26, 2016. Such stock options vest as follows: 25,000 options vested on the one-year anniversary of the grant date, 75,000 options currently vest on a monthly basis over the three years following the first anniversary of the grant date (four year total vesting), and all unvested options shall vest immediately upon a change of control of the Company.
CEO Second Amendment to Employment Agreement. On March 16, 2018, the Company entered into a second amendment to the Employment Agreement with Mr. Stone originally entered into on September 9, 2014 and previously amended on May 26, 2016 (the Second Amendment). The Second Amendment replaced the fixed term of employment, which would otherwise have expired on March 31, 2018, with an at-will arrangement without a definite term. In addition, the Second Amendment: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; (ii) provides pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the Company without cause or by Mr. Stone for good reason and changes the duration of severance payments to Mr. Stone in connection with such types of terminations following a change of control; and (iii) provides for a $100,000 signing payment to Mr. Stone.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. For a description of the terms of the annual incentive and long term incentive plans, see the discussion under "Compensation Discussion and Analysis" in this proxy statement.
The foregoing summaries of the Stone Employment Agreement and amendments thereto do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Stone Employment Agreement and such amendments, which have been filed as exhibits to the Form 8-K filed on September 15, 2014, June 1, 2016, and March 21, 2018.
Employment Agreement with Barrett Garrison
CFO Employment Agreement
On August 31, 2016, the Company entered into an employment agreement (the Garrison Employment Agreement) with Barrett Garrison as Executive Vice President and Chief Financial Officer with a start date of September 12, 2016.
CFO Amended Employment Agreement (the Garrison Amended Agreement). On September 7, 2018, the Company entered into an amendment to the employment agreement with Mr. Garrison originally entered into on August 31, 2016. The annual salary of Mr. Garrison increased to $325,000 in connection with the Garrison Amended Agreement. The Garrison Amended Agreement replaces the fixed term of the Garrison Employment Agreement, which would otherwise expire on September 12, 2018, with an at-will arrangement without a definite term. In addition, the Garrison Amended Agreement: (i) established a new incentive compensation structure for future fiscal years consisting of annual cash and long term equity incentives; and (ii) provides pro-ration of certain annual cash and long term equity incentives in connection with payments for termination by the

Company without cause or by Mr. Garrison for good reason and changes the duration of severance payments to Mr. Garrison in connection with such types of terminations following a change of control.
The new bonus structure replaced the existing bonus structure commencing for the fiscal year ended March 31, 2019 and generally provides for annual cash incentives and long term equity incentives. For a description of the terms of the annual incentive and long term incentive plans, see the discussion under "Compensation Discussion and Analysis" in this proxy statement.
Except as provided in the Garrison Amended Agreement, and for technical and conforming changes, the Garrison Employment Agreement remains unchanged. The foregoing summaries of the Garrison Amended Agreement do not purport to summarize all terms and are subject to, and qualified in their entirety by, the full text of the Garrison Employment Agreement and the Garrison Amended Agreement, which have been filed as exhibits to the Forms 8-K filed August 31, 2016 and September 10, 2018.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2020
The following table sets forth certain information about plan-based awards that we made to the named executive officers during the fiscal year ended March 31, 2020.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Option Awards: Number of Shares Underlying Options (#)(1)	Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock & Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William G. Stone III Chief Executive Officer	6/1/2019	137,500	275,000	550,000	—	—	—	—	—	—	—
	6/1/2019	—	—	—	16,578	33,156 (5)	66,312	—	—	—	125,000
	6/1/2019	—	—	—	—	—	—	33,156 (6)	—	—	125,000
	6/1/2019	—	—	—	—	—	—	—	150,000 (2)	3.77	330,924

Barrett Garrison Executive Vice President and Chief Financial Officer	6/1/2019	83,750	167,500	335,000	—	—	—	—	—	—	—
	6/1/2019	—	—	—	10,776	21,552 (5)	43,104	—	—	—	81,250
	6/1/2019	—	—	—	—	—	—	21,552 (6)	—	—	81,250
	6/1/2019	—	—	—	—	—	—	—	75,000 (2)	3.77	165,462

Christine Collins Chief Technology Officer	5/21/2019	—	—	—	—	—	—	—	100,000 (3)	3.88	228,438

David Wesch Chief Accounting Officer	5/21/2019	—	—	—	—	—	—	—	25,000 (4)	3.88	57,110

(1)The value of a stock option award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The value of equity incentive plan awards or PSUs and other stock awards or RSUs is based on the Company's opening stock price on June 1, 2020 at $3.77. Value of PSUs is tied to satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of FY2022. For PSUs the Company has assumed an attainment of the target amount.
(2)The options granted on June 1, 2019 will vest one-third on the first anniversary of the grant date, which is June 1, 2020. The balance vest proportionately each month thereafter over the following two years from July 1, 2020, through the third anniversary of the grant date, which is June 1, 2022. All unvested options granted will vest immediately upon a change of control of the Company.
(3)The options granted on May 21, 2019 will vest monthly in increments of 2,777 options for 36 months and become fully vested on May 21, 2022. All unvested options granted will vest immediately upon a change of control of the Company.
(4)The options granted on May 21, 2019 will vest monthly in increments of 694 options for 36 months and become fully vested on May 21, 2022. All unvested options granted will vest immediately upon a change of control of the Company.
(5)The stock awards are comprised entirely of PSUs. The PSUs vest on June 1, 2022 for a number of shares based upon satisfaction of certain financial performance criteria during the three fiscal year period ended March 31, 2022.
(6)The stock awards are comprised entirely of RSUs. One-third of the RSUs vest on the first anniversary of the grant date, which is June 1, 2020. The balance vest proportionately each month during the remaining two years beginning July 1, 2020 through June 1, 2022.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2020
The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2020.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(5) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (5) ($)
William G. Stone III (1) Chief Executive Officer	6/1/2019	—	—	—	—	33,156	142,902	—	—
	6/1/2019	—	—	—	—	—	—	33,156	142,902
	6/1/2019	—	150,000	3.77	6/1/2029	—	—	—	—
	6/10/2018	—	—	—	—	30,281	130,511	—	—
	6/10/2018	—	—	—	—	—	—	72,675	313,229
	2/2/2017	123,750	123,750	0.71	2/2/2027	—	—	—	—
	5/26/2016	95,833	4,167	1.06	5/26/2026	—	—	—	—
	12/9/2015	175,000	—	1.43	12/9/2025	—	—	—	—
	9/10/2014	50,000	—	5.89	9/10/2024	—	—	—	—
	7/8/2014	200,000	—	4.11	7/8/2024	—	—	—	—
	11/25/2013	300,000	—	2.54	11/25/2023	—	—	—	—

Barrett Garrison (2) Executive Vice President and Chief Financial Officer	6/1/2019	—	—	—	—	21,552	92,889	—	—
	6/1/2019	—	—	—	—	—	—	21,552	92,889
	6/1/2019	—	75,000	3.77	6/1/2029	—	—	—	—
	6/10/2018	—	—	—	—	18,169	78,309	—	—
	6/10/2018	—	—	—	—	—	—	43,605	187,938
	8/4/2017	86,110	13,890	1.09	8/4/2027	—	—	—	—
	2/2/2017	67,500	67,500	0.71	2/2/2027	—	—	—	—
	9/12/2016	450,000	—	1.37	9/12/2026	—	—	—	—

Christine Collins (3) Chief Technology Officer	5/21/2019	27,778	72,222	3.88	5/21/2029	—	—	—	—
	6/7/2018	38,333	41,667	1.68	6/7/2028	—	—	—	—
	3/19/2018	125,000	125,000	2.38	3/19/2028	—	—	—	—

David Wesch (4) Chief Accounting Officer	5/21/2019	6,944	18,056	3.88	5/21/2029	—	—	—	—
	6/7/2018	23,333	16,667	1.68	6/7/2028	—	—	—	—
	8/4/2017	43,055	6,945	1.09	8/4/2027	—	—	—	—
	2/2/2017	18,338	18,337	0.71	2/2/2027	—	—	—	—
	1/10/2017	20,000	—	0.70	1/10/2027	—	—	—	—
	11/2/2016	25,000	—	0.65	11/2/2026	—	—	—	—
	6/9/2016	30,000	—	1.04	6/9/2026	—	—	—	—
	12/9/2015	12,250	—	1.43	12/9/2025	—	—	—	—
	8/3/2015	10,000	—	2.56	8/3/2025	—	—	—	—
	5/29/2015	25,000	—	4.18	5/29/2025	—	—	—	—

(1)During the fiscal year ended March 31, 2020, Mr. Stone was awarded RSUs for 33,156 shares of our common stock totaling $125,000 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2020, and with the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. For fiscal year 2020 performance, we awarded to Mr. Stone PSUs for a target number of 33,156 shares of our common stock having a value of $125,000, with the actual number of shares to be issued ranging from 0 to 66,312 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2022. On June 1, 2019 Mr. Stone was awarded stock options to purchase up to an aggregate of 150,000 shares of our common stock with a grant date fair value of $330,924 with an exercise price of $3.77 per share, of which one-third vests on the first anniversary of the grant date, which is June 1, 2020, and the balance vest proportionately each month thereafter over the following two years from July 1, 2020, through the third anniversary of the grant date, which is June 1, 2022. On June 10, 2018, Mr. Stone was awarded RSUs for 72,674 shares of our common stock totaling $125,000 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 10, 2019, and with the balance vesting proportionately each month during the remaining two years beginning on July 10, 2019 through June 10, 2021. On June 10, 2018, for fiscal 2019 performance Mr. Stone was awarded PSUs for a target number of 72,674 shares of our common stock having a value of $125,000, with the actual number of shares to be issued ranging from 0 to 145,349 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2021. On February 2, 2017, Mr. Stone was granted 247,500 options with an exercise price of $0.71 per share, of which 123,750 options vested on the 24-month anniversary of the grant date, and 123,750 options will vest on the 48-month anniversary of the grant date to become fully vested on February 2, 2021. In connection with entering into the amendment entered into effective May 26, 2016, Mr. Stone was granted 100,000 options with an exercise price of $1.06, which vest as follows: 25,000 options vested on the one-year anniversary of the grant date, 75,000 options currently vest on a monthly basis over the three years following the first anniversary of the grant date. On December 9, 2015, Mr. Stone was granted 175,000 options with an exercise price of $1.43 per share, which are now fully vested. On September 10, 2014, Mr. Stone was granted 50,000 options with an exercise price of $5.89 per share, which vested over four years and all of which are now fully vested. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11, which are now fully vested. On November 25, 2013, Mr. Stone was granted 300,000 stock options exercisable at the price of $2.54 per share, which options are now fully vested. All unvested options granted will vest immediately upon a change of control of the Company.
(2)During the fiscal year ended March 31, 2020, Mr. Garrison was awarded RSUs for 21,552 shares of our common stock totaling $81,250 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 1, 2020, and with the balance vesting proportionately each month during the remaining two years beginning on July 1, 2020 through June 1, 2022. For fiscal year 2020 performance, we awarded to Mr. Garrison PSUs for a target number of 21,552 shares of our common stock having a value of $81,250, with the actual number of shares to be issued ranging from 0 to 43,104 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2022. On June 1, 2019 Mr. Garrison was awarded stock options to purchase up to an aggregate of 75,000 shares of our common stock with a grant date fair value of $165,462 with an exercise price of $3.77 per share, of which one-third vests on the first anniversary of the grant date, which is June 1, 2020, and the balance vest proportionately each month thereafter over the following two years from July 1, 2020, through the third anniversary of the grant date, which is June 1, 2022. On June 10, 2018, Mr. Garrison was awarded RSUs for 43,605 shares of our common stock totaling $75,000 in value that vest over three years, with one-third of the RSUs vesting on the first anniversary of the grant date of June 10, 2019, and with the balance vesting proportionately each month during the remaining two years beginning on July 10, 2019 through June 10, 2021. For fiscal year 2019 performance, we awarded to Mr. Garrison PSUs for a target number of 43,605 shares of our common stock having a value of $75,000 with the actual number of shares to be issued ranging from 0 to 87,210 based upon satisfaction of certain performance criteria (other than the price of Issuer's common stock) determined after the close of fiscal year 2021. On August 4, 2017, Mr. Garrison was granted 100,000 options with an exercise price of $1.09 per share, of which 33,000 options will vest on the 12-month anniversary of the grant date, and 67,000 will vest monthly in increments of 2,792 options for 24 months and become fully vested on August 4, 2020. On February 2, 2017, Mr. Garrison was granted 135,000 options with an exercise price of $0.71 per share, of which 67,500 options will vest on the 24-month anniversary of the grant date, and 67,500 options will vest on the 48-month anniversary of the grant date to become fully vested on February 2, 2021. In connection with Mr. Garrison's employment agreement, on September 12, 2016 he was granted 450,000 options with an exercise price of $1.37 per share, which are now fully vested. All unvested options granted will vest immediately upon a change of control of the Company.
(3)On May 21, 2019 the Company awarded to Ms. Collins stock options to purchase up to an aggregate of 100,000 shares of our common stock with a grant date fair value of $228,438 and with an exercise price of $3.88 per share, of which 2,777 options will vest monthly for 36 months and become fully vested on May 21, 2022. On June 7, 2018 the Company awarded to Ms. Collins stock options to purchase up to an aggregate of 100,000 shares of our common stock with a grant date fair value of $100,448 and with an exercise price of $1.68 per share, of which 2,777 options will vest monthly for 36 months and become fully vested on June 7, 2021. On March 19, 2018 the Company awarded to Ms. Collins, pursuant to her joining the Company, stock options to purchase up to an aggregate of 250,000 shares of our common stock with a grant date fair value of $270,287 with an exercise price of $2.38 per share, of which 6,944 options will vest monthly for 36 months and become fully vested on March 19, 2021. All unvested options granted will vest immediately upon a change of control of the Company.
(4)On May 21, 2019 the Company awarded to Mr. Wesch stock options to purchase up to an aggregate of 25,000 shares of our common stock with a grant date fair value of $57,110 and with an exercise price of $3.88 per share, of which 694 options will vest monthly for 36 months and become fully vested on May 21, 2022. On June 7, 2018 the Company awarded to Mr. Wesch stock options to purchase up to an aggregate of 40,000 shares of our common stock with a grant date fair value of $40,179 with an exercise price of $1.68 per share, of which 1,111 options will vest monthly for 36 months and become fully vested on June 7, 2021. On August 4, 2017, Mr. Wesch was granted 50,000 options with an exercise price of $1.09 per share, of which 16,500 options will vest on the 12-month anniversary of the grant date, and 33,500 will vest monthly in increments of 1,396 options for 24 months and become fully vested on August 4, 2020. On February 2, 2017, Mr. Wesch was granted 36,675 options with an exercise price of $0.71 per share, of which 18,338 options will vest on the 24-month anniversary of the grant date, and 18,338 options will vest on the 48-month anniversary of the grant date to become fully vested on February 2, 2021. On January 10, 2017, Mr. Wesch was granted 20,000 options with an exercise price of $0.70 per share, which are now fully vested. On November 2, 2016, Mr. Wesch was granted 25,000 options with an exercise price of $0.65 per share, which are now fully vested. On June 9, 2016, Mr. Wesch was granted 30,000 options with an exercise price of $1.04 per share, which are now fully vested. On December 9, 2015, Mr. Wesch was granted 12,250 options with an exercise price of $1.43 per share, which are now fully vested. On August 3, 2015, Mr. Wesch was granted 10,000 options with an exercise price of $2.56 per share, which are now fully vested. On May 29, 2015, Mr. Wesch was granted 25,000 options with an exercise price of $4.18 per share, which are now fully vested. All unvested options granted will vest immediately upon a change of control of the Company.
(5)Value based on the closing price of our common stock as reported on the Nasdaq on March 31, 2020 of $4.31 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDING MARCH 31, 2020

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercises (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
William G. Stone III Chief Executive Officer	—	—	42,393	240,571

Barrett Garrison Executive Vice President and Chief Financial Officer	—	—	25,437	144,345

Christine Collins Chief Technology Officer	20,000	104,600	—	—

David Wesch Chief Accounting Officer	—	—	—	—

(1) The value realized upon exercise of options is calculated by multiplying the number of options exercised by the difference between closing price of our common stock on the exercise date and the exercise price.
(2) The value realized upon vesting of restricted stock and RSUs is calculated by multiplying the number of shares of restricted stock and RSUs vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.
TERMINATION PROVISIONS AND POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL
The section below provides information concerning the amount of compensation payable to our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.
Payments Made Upon Termination Generally
Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):
•any unpaid salary from the date of the last payroll to the date of termination;
•accrued but unpaid bonus for a previously completed yearly measurement period;
•reimbursement for any properly incurred unreimbursed business expenses;
•any vested benefits the executive may have under the Company’s benefit plans; and
•unpaid, accrued and unused personal time off through the date of termination.
In addition, an executive officer would retain the following rights:
•any existing rights to indemnification for prior acts through the date of termination; and
•any options and equity awarded pursuant to our Equity Incentive Plan to the extent provided in that plan and the grant or award.
Messrs. Stone and Garrison. As noted above under “Employment Agreements,” as of fiscal year ended March 31, 2020, each of Messrs. Stone and Garrison had an employment agreement with the Company. In addition to any payments that would be made upon termination noted above, these agreements provide for the additional benefits upon certain terminations as described below.

Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason
If we terminate Messrs. Stone’s or Garrison's employment without cause, or if the officer terminates his employment for good reason, he would receive the following termination benefits through the first anniversary of the termination date (provided that if such termination event occurs within 12 months of a change in control of the Company, the such termination benefit period will be extended to 18 months):
(i)continuation of his salary at the rate then in effect; and
(ii)continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable); and
(iii)a pro-rata annual bonus through the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract; and
(iv)acceleration of vesting of the options amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month.
(v)acceleration of vesting of PSUs for a pro-rata portion of the target numbers of shares based upon the number of months from date of grant divided by 36.
The Company’s liability for salary continuation pursuant to clause (i) above will not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan of the employer.
In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.
“Good reason” means (i) breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement or failure of the Company to pay any amounts or options due when due under the terms and conditions thereunder, after a 30 day cure period; (ii) the officer is not reporting directly to the board of directors (or the CEO in the case of the CFO), subject to a 30 day cure period, unless the sole reason for such failure to report to the board of directors is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the board of directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.
The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instruction given to the Board; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.
If Mr. Stone or Mr. Garrison employment had been terminated without cause or terminated for good reason on March 31, 2020, then pursuant to the terms of their employment agreements, they would have received the following post-termination payments:

Name	Base Salary ($) (1)	Annual Bonus ($) (2)	Health Plan Payments ($) (3)	Accelerated Vesting of Options/Restricted Stock (4) (5) ($)
William G. Stone III Chief Executive Officer	550,000	301,100	7,198	858,298

Barrett Garrison Executive Vice President, Chief Financial Officer	335,000	183,400	8,934	527,334

(1)Mr. Stone and Mr. Garrison’s payment is based on salary paid from April 1, 2020 until March 31, 2021, due to their termination benefits continuing effective for a period starting on the termination date and ending on the first anniversary of the termination date.
(2)For the fiscal period ended March 31, 2020, Mr. Stone and Mr. Garrison received a $301,100 and $183,400, respectively, performance bonus based on corporate and personal performance criteria.
(3)For Mr. Stone and Mr. Garrison, based on monthly payments through March 31, 2019 of $1,213 and $1,238, respectively.
(4)For Mr. Stone, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2020 ($2.54 per share with respect to 300,000 options, $4.11 per share with respect to 200,000 options, $1.43 per share with respect to 175,000 options, $1.06 per share with respect to 100,000 options, and $0.71 per share with respect to 247,500 options, and $3.77 per share with respect to 150,000 options), and in each case the closing stock price on March 31, 2020 of $4.31 per share. For Mr. Garrison, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2020 ($1.37 per share with respect to 450,000 options, $0.71 per share with respect to 135,000 options, $1.09 per share with respect to 100,000 options, and $3.77 per share with respect to 75,000 options), and in each case the closing stock price on March 31, 2020 of $4.31 per share. Accelerated vesting applies only to stock options issued to our named executive officers having exercise prices at or below our stock price as of March 31, 2020, as those stock options awarded with a per share exercise price greater than $4.31 have no intrinsic value as of March 31, 2020.
(5)With respect to RSUs for both Mr. Stone and Mr. Garrison, all unvested RSUs will terminate upon termination. With respect to PSUs for both Mr. Stone and Mr. Garrison, upon termination, acceleration of vesting of such number of PSUs that have been granted but which are then unvested, determined, for each then outstanding granted but unvested grant, by multiplying the PSUs that executive would receive at each applicable “Target” level of performance, by a fraction, the numerator of which is the number of calendar months elapsed from the Grant Date of the applicable grant of PSUs through the Termination Date, and the denominator of which is 36 months. Total payout of PSUs upon termination of employment for Mr. Stone and Mr. Garrison would amount to $109,932 and $65,959, respectively.
Payments Made upon Termination following a Change of Control

Name	Base Salary ($) (1)	Annual Bonus ($) (2)	Health Plan Payments ($) (3)	Accelerated Vesting of Options/Restricted Stock (4) (5) ($)
William G. Stone III Chief Executive Officer	825,000	301,100	21,856	2,372,000

Barrett Garrison Executive Vice President, Chief Financial Officer	502,500	183,400	22,302	2,171,500

Christine Collins Chief Technology Officer	—	—	—	735,900

David Wesch Chief Accounting Officer	—	—	—	726,810

(1)Mr. Stone and Mr. Garrison’s payment is based on salary paid from April 1, 2019 until March 31, 2020, due to their termination benefits continuing for 18 months effective for a period starting on the termination date .
(2)For the fiscal period ended March 31, 2020, Mr. Stone and Mr. Garrison received a $301,100 and $183,400, respectively, performance bonus based on corporate and personal performance criteria.
(3)For Mr. Stone and Mr. Garrison, based on monthly payments through March 31, 2020 of $1,213 and $1,238, respectively.
(4)For Mr. Stone, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2020 ($2.54 per share with respect to 300,000 options, $4.11 per share with respect to 200,000 options, $1.43 per share with respect to 175,000 options, $1.06 per share with respect to 100,000 options, and $0.71 per share with respect to 247,500 options, and $3.77 per share with respect to 150,000 options), and in each case the closing stock price on March 31, 2020 of $4.31 per share. For Mr. Garrison, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2020 ($1.37 per share with respect to 450,000 options, $0.71 per share with respect to 135,000 options, $1.09 per share with respect to 100,000 options, and $3.77 per share with respect to 75,000 options), and in each case the closing stock price on March 31, 2020 of $4.31 per share. Accelerated vesting applies only to stock options issued to our named executive officers having exercise prices at or below our stock price as of March 31, 2020, as those stock options awarded with a per share exercise price above $4.31 have no intrinsic value as of March 31, 2020.
(5)With respect to RSUs for both Mr. Stone and Mr. Garrison, all unvested RSUs will terminate upon termination. With respect to PSUs for both Mr. Stone and Mr. Garrison, upon termination, acceleration of vesting of such number of PSUs that have been granted but which are then unvested, determined, for each then outstanding granted but unvested grant, by multiplying the PSUs that Executive would receive at each applicable “Target” level of performance, by a fraction, the numerator of which is the number of calendar months elapsed from the Grant Date of the applicable grant of PSUs through the Termination Date, and the denominator of which is 36 months. Total payout of PSUs upon termination of employment for Mr. Stone and Mr. Garrison would amount to $109,932 and $65,959, respectively.
Following a change of control as of March 31, 2020, the unvested equity grants made to Ms. Collins and to Mr. Wesch would have vested. We estimate that an acceleration under these conditions would have resulted in $735,900 and $726,810 for Ms. Collins and Mr. Wesch, respectively, based on the difference between the exercise price of such options and the closing stock price on March 31, 2020 of $4.31.
Payments Made Upon Disability and Death
Upon the disability or death of either Mr. Stone or Mr. Garrison, the Company would have no further obligation to them other than payment of their accrued compensation, as described above. If either officer became disabled so that he were unable to perform the essential functions of his existing position with or without reasonable accommodation, the Board may remove him from any responsibilities and/or reassign him to another position during the period of such disability, and he would continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2020, we estimate that the approximate value of the continued medical benefit payments would have been $7,198 and $8,934 for Mr. Stone and Mr. Garrison, respectively. If the disability were to continue beyond the 12 month period, then the officer’s employment may be terminated. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the Board and one of which is approved by the officer (or the officer's legal representative), that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under his respective employment agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12 month period.

Upon the disability or death of Ms. Collins or Mr. Wesch, the Company would have no further obligation to them other than payment of their accrued compensation.

DIRECTOR COMPENSATION
The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2020. For compensation paid to William Stone III, see "Summary Compensation Table" above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Robert Deutschman (2)	71,250	101,250	172,500
Christopher Rogers (3)	46,875	66,875	113,750
Jeffrey Karish (4)	43,750	63,750	107,500
Mohan S. Gyani (5)	44,375	64,375	108,750
Roy Chestnutt (6)	45,000	65,000	110,000
Michelle Sterling (7)	40,000	60,000	100,000
(1)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 sets forth the relevant assumptions used to determine the valuation of our stock option awards.
(2)Mr. Deutschman is the Chairman of the Board, Chair of the Audit Committee, and a member of the Governance Committee. During the fiscal ended March 31, 2020, Mr. Deutschman received quarterly cash payments totaling $71,250 and was granted a total of 18,145 shares of restricted common stock on August 2, 2019, with a fair value of $5.58 per share, of which 9,073 shares remained unvested as of March 31, 2020.
(3)Mr. Rogers is a director of the Company and a member of the Audit Committee and the Compensation Committee. During the fiscal year ended March 31, 2020, Mr. Rogers received quarterly cash payments totaling $46,875 and was granted 11,985 shares of restricted common stock on August 2, 2019, with a fair value of $5.58 per share, of which 5,993 shares remained unvested as of March 31, 2020.
(4)Mr. Karish is a director of the Company and Chairman of the Compensation Committee. During the fiscal year ended March 31, 2020, Mr. Karish received quarterly cash payments totaling $43,750 and was granted 11,425 shares of restricted common stock on August 2, 2019, with a fair value of $5.58 per share, of which 5,713 shares remained unvested as of March 31, 2020.
(5)Mr. Gyani is a director of the Company, Chairman of the Governance Committee, and a member of the Compensation Committee. During the fiscal year ended March 31, 2020, Mr. Gyani received quarterly cash payments totaling $44,375 and was granted 11,537 shares of restricted common stock on August 2, 2019, with a fair value of $5.58 per share, of which 5,769 shares remained unvested as of March 31, 2020.
(6)Mr. Chestnutt is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2020, Mr. Chestnutt received quarterly cash payments totaling $45,000 and was granted 11,649 shares of restricted common stock on August 2, 2019, with a fair value of $5.58 per share, of which 5,825 shares remained unvested as of March 31, 2020.
(7)Ms. Sterling is a director of the Company and a member of the Compensation Committee. During the fiscal year ended March 31, 2020, Ms. Sterling received quarterly cash payments totaling $40,000 and was granted 10,753 shares of restricted common stock on August 2, 2019, with a fair value of $5.58 per share, of which 5,377 shares remained unvested as of March 31, 2020.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

In fiscal year 2020, the Company’s compensation program for non-employee directors was as follows:

Annual retainers:	Chair	Member
Board of Directors	$60,000	$40,000
Audit Committee	$20,000	$10,000
Compensation Committee	$7,500	$3,750
Governance Committee	$5,000	$2,500

Annual equity grants:
Restricted stock unit value	$90,000	$60,000

In May 2020, the Board approved increases to director compensation based upon market data provided by Pearl Meyer, our independent compensation consultant. As a result, beginning in May 2020, director compensation is as follows:

Annual retainers:	Chair	Member
Board of Directors	$75,000	$50,000
Audit Committee	$20,000	$10,000
Compensation Committee	$11,500	$5,750
Governance Committee	$9,000	$4,500

Annual equity grants:
Restricted stock unit value	$135,000	$90,000

The Board annual retainer is paid in cash in four equal quarterly installments. The Committee retainers are paid 50% in cash (in four equal quarterly installments) and 50% in restricted stock units (vesting over four quarters). The annual restricted stock unit grants vest over four quarters.
Stock Ownership Guidelines
Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the Compensation Committee and can be amended by such Committee, requires the following minimum stock ownership guideline. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.

Non-employee directors  3x annual cash retainer
CEO   5x annual base salary
COO   2x annual base salary

Each person has five years following initial election or appointment to meet the guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
As of July 22, 2020 (the record date for the Annual Meeting), there were 88,317,900 shares of our common stock and 100,000 shares of Preferred Stock outstanding. The Preferred Stock is convertible into 20,000 shares of common stock and votes together with the common stock as a single class (on an as-converted basis). The following table presents information regarding the beneficial ownership of our common stock and Preferred Stock as of such date by:
•Each person who beneficially owns more than five percent (5%) of the outstanding shares of our common stock;
•Each director;
•Each named executive officer; and
•All current directors and executive officers as a group.

	Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percentage of Class
Blackrock, Inc. (3) 55 East 52nd Street New York, NY 10055	5,382,030	6.1%
Venrock Management VI, LLC (4) 3340 Hillview Avenue Palo Alto, CA 94304	4,785,160	5.5%
William Stone III	2,131,824	2.3%
Robert Deutschman	908,190	1.0%
Christopher Rogers	350,146	*
Jeffrey Karish	333,549	*
Mohan S. Gyani	397,587	*
Roy H. Chestnutt	90,912	*
Michelle Sterling	25,839	*
Barrett Garrison	847,763	*
Christine Collins	305,000	*
David Wesch	231,453	*
All Directors and Executive Officers as a Group (10 individuals) (5)	5,622,263	6.2%
______________________________________________________________
* Less than 1%
(1)Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 110 San Antonio Street,, Suite 160, Austin, TX 78701.
(2)Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after July 23, 2019, however, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as specifically indicated in the footnotes to this table, the persons named in this table have sole vote and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
(3)Based solely on a Schedule 13G filed with the SEC on February 7, 2020. According to said Schedule 13G, Blackrock, Inc. has sole dispositive power over 5,382,030 shares and sole voting power over 5,244,293 shares.
(4)Based solely on a Schedule 13G filed with the SEC on March 12, 2015, by Venrock Management VI, LLC ("VM-VI"), Venrock Partners Management VI, LLC ("VPM-VI"), Venrock Associates VI, L.P. ("VA-VI"), and Venrock Partners VI,

L.P. ("VP-VI"). Of such shares, 4,436,799 shares are owned by VA-VI and 348,361 shares are owned by VP-VI. VM-VI, VPM-VI, VA-VI and VP-VI share voting and dispositive power with respect to all 4,785,160 shares. VM-VI is the general partner of VA-VI, and VPM-VI is the general partner of VP-VI.
(5)Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of July 22, 2020, as follows: Mr. Stone, 1,011,250 shares; Mr. Gyani, 75,000 shares; Mr. Garrison, 617,500 shares; Ms. Collins, 305,000; and Mr. Wesch, 231,001 shares.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices. Our stockholders are provided the opportunity to make this advisory vote on executive compensation at each annual meeting.
This proposal, commonly known as a “Say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”
Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Board’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “ FOR ” PROPOSAL 2.
PROPOSAL NO. 3

ADVISORY VOTE (NON-BINDING) ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation, pursuant to Section 14A of the Securities Exchange Act of 1934, we are also seeking your advisory vote as to whether the advisory vote on executive compensation (i.e., the “say-on-pay” advisory votes) should occur every one year, every two years, or every three years. You have the option to vote for one, two or three years or to abstain from voting on the proposal. Our stockholders voted on a similar proposal in 2015 and voted to hold this advisory vote every year. For the reasons described below, we recommend that you vote to hold future advisory votes on executive compensation every year, or an annual vote.

Although our executive compensation programs are designed to implement our core philosophy that executive compensation should relate to and vary with our performance, our Board has determined that holding an advisory vote on executive compensation every year is appropriate because this will provide our stockholders with an opportunity to provide immediate feedback on our executive compensation programs and decisions and related disclosures. Stockholders should note that because our executive compensation programs are designed to encourage our executives to focus on long-term value creation, and because the programs are designed to operate together, it might not be appropriate or feasible to change our programs in response to an advisory vote by the time of the next annual stockholders meeting.

Our Board may in the future decide to conduct advisory votes on executive compensation on a less frequent basis if our Board feels a less frequent basis is appropriate.

The frequency receiving the greatest number of votes—every one year, every two years, or every three years—will be the frequency for the advisory vote on executive compensation selected by the stockholders. Because your vote on this proposal is advisory, it will not be binding on us or our Board. However, our Board will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” THE OPTION OF "ONE" YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

ADOPTION OF 2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
Overview

At the Annual Meeting, our stockholders will be asked to approve the 2020 Equity Incentive Plan of Digital Turbine, Inc. (the “Plan”). Our Board approved the Plan on July 24, 2020, and it will become effective on September 15, 2020, only if approved by the stockholders of the Company (the date of such approval, the “Effective Date”).

Our current stock incentive plan, the Amended and Restated 2011 Equity Incentive Plan (the “Old Plan”), expires in May 2021. While awards previously granted under the Old Plan continue to be governed by its terms, no new awards will be granted under the Old Plan after the Effective Date.

If the Plan is not approved by the Company’s stockholders, the Company will not have an equity compensation plan for use in providing new equity incentives to officers, employees, non-employee directors and certain other service providers of the Company or its affiliates following the expiration of the Old Plan in May 2021. The Board and the Compensation Committee view equity as a key component in the Company’s ability to attract, retain, and motivate officers and employees and a key factor in aligning both directors’ and employees’ interests with those of our stockholders. Accordingly, the Board encourages you to vote “FOR” this proposal.

The following table sets forth certain information about the Plan and the Old Plan as of March 31, 2020:

Number of shares of the Company’s common stock, par value $0.0001 per share (“Shares” as used in this Proposal) being requested under the Plan	12,000,000
Number of Shares available for future awards under the Old Plan after the Effective Date	—
Number of Shares subject to outstanding stock options under the Old Plan	8,984,430
Number of Shares subject to outstanding awards of restricted stock and restricted stock units (full value awards) under the Old Plan	311,903
Weighted average remaining term of outstanding options under the Old Plan (in years)	7.17
Weighted average exercise price of outstanding options under the Old Plan	$2.75
Total number of Shares outstanding as of March 31, 2020	87,306,784

On July 22, 2020, the closing price of a Share, as reported on the Nasdaq Capital Market, was $12.57.

The potential dilution from the 12,000,000 Shares to be authorized for issuance under the Plan, for which stockholder approval is being requested, is approximately 13.7% of the Company’s outstanding Shares as of March 31, 2020. If the Plan is approved, the Company’s total potential dilution, if all new shares were issued under the Plan and all remaining shares subject to outstanding awards under the Old Plan were issued, would increase from 9,296,333 Shares to 21,296,333 Shares, which is an increase from approximately 10.6% to approximately 24.4% dilution.

When considering the number of Shares to request under the Plan, the Compensation Committee reviewed, among other things, projected future Share usage and projected future forfeitures. The projected future usage of Shares for long-term incentive awards under the Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 12,000,000 Shares being requested under the Plan are currently expected to satisfy, assuming no significant acquisitions of other companies, the Company’s equity compensation needs for approximately three (3) to five (5) years depending on growth. The Compensation Committee is committed to effectively managing the number of Shares reserved for issuance under the Plan while minimizing stockholder dilution.

Best Practices

We have developed our compensation policy with the goals of attracting, motivating and retaining experienced and qualified personnel, creating long-term incentives, and aligning the interests of our employees and stockholders. The Plan is designed to help us achieve these objectives by providing us with the flexibility to grant stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based (each, an “Award”).

In addition to helping us achieve these objectives, our Compensation Committee believes that the provisions of the Plan reflect the Company’s continued commitment to strong corporate governance practices in the interest of its stockholders in the following ways:

•the Plan prohibits, other than in connection with a change in the Company’s capitalization or certain other corporate transactions, amending the terms of outstanding Awards to reduce the exercise price of outstanding options or take any other action that is treated as a re-pricing without stockholder approval;
•the Plan prohibits issuing stock options or stock appreciation rights with an exercise price below the fair market value of a Share on the date of grant;
•the Plan includes a limit of 500,000 on the aggregate number of Shares that may be issued under the Plan to any one participant during any fiscal year.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this Proxy Statement.

Purpose

The Plan is intended to advance the interests of the Company by stimulating the efforts of employees, officers and non-employee directors and certain other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based.

Administration

The Plan is administered by the Compensation Committee of the Board, or, if we do not have a Compensation Committee at any particular time, by the full Board (in either case, the “Administrator”). Nevertheless, the full Board will administer the Plan with respect to Awards to certain officers and non-employee directors and may generally exercise any of the authority of the Compensation Committee. The Administrator may delegate aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any of its subsidiaries or to one or more agents.

The Administrator has the authority to interpret and administer the Plan to carry out the purposes of the Plan. The Administrator has the authority to determine those persons eligible to receive Awards and to establish and interpret the terms and conditions of any Awards. The Administrator may also make exceptions to certain provisions of any Awards. All determinations of the Administrator are final and binding.

Eligibility

Awards may be granted to any officer or employee of the Company or any of its affiliates (including to any director who is also an employee), as well as to non-employee directors and certain consultants or advisors to the Company or any of its affiliates.

Shares Subject to the Plan

If the Plan is approved by the stockholders at the Annual Meeting, subject to adjustment for certain changes in our capitalization, the aggregate number of Shares issuable under the Plan will be 12,000,000.

The aggregate number of Shares issued under the Plan at any time will equal only the number of Shares actually issued upon exercise or settlement of an Award. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled stock appreciation right under the Plan and were not issued upon the net settlement or net exercise of such stock appreciation right under the Plan, (ii) Shares delivered to or withheld by the Company to pay the exercise price of a stock option under the Plan, or (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award under the Plan. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

The Shares to be delivered under the Plan may consist of, in whole or in part, Shares that are authorized but unissued or Shares that were reacquired by the Company, including, without limitation, Shares purchased in the open market.

Types of Awards

The Plan provides for grants of stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, whether granted singly or in combination, pursuant to which Shares, cash or a combination thereof may be delivered to the Award recipient.

Options:
An option is the right to purchase Shares at a future date at a specified exercise price. The Administrator may grant both nonqualified stock options and incentive stock options under the Plan, although incentive stock options may only be granted to employees of the Company or any of its subsidiaries. The per share exercise price will be determined by the Administrator, but must be at least equal to the fair market value of the underlying Shares on the date of grant. The Administrator determines the date after which options may be exercised in whole or in part and the expiration date of each option, which cannot be more than ten (10) years from the date of grant. Furthermore, in the case of an incentive stock option granted to a participant who holds more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value of the underlying Shares on the date of grant and the expiration date cannot be more than five (5) years from the date of grant. The exercise price of an option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay the exercise price from the proceeds of a sale of Shares issuable under the option, the delivery of previously owned Shares or withholding of Shares deliverable upon exercise. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or take any other action that is treated as a re-pricing without stockholder approval, other than in connection with a change in the Company’s capitalization or other event or transaction as described below in “Change in Capitalization. Participants will not have any voting rights and will not have rights to receive dividends or dividend equivalents in respect of an option or any Shares subject to an option until the participant becomes the holder of record of such Shares.

Stock Appreciation Rights:
A stock appreciation right (“SAR”) is a contractual right granted to the participant to receive, in cash, Shares or a combination thereof, an amount equal to the appreciation of one Share from the date of grant. Stock appreciation rights may be granted as freestanding Awards, or in tandem with other types of Awards. All freestanding stock appreciation rights will be granted subject to the same terms and conditions applicable to options, as described above. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding SARs or take any other action that is treated as a re-pricing without stockholder approval, other than in connection with a change in the Company’s capitalization or other event or transaction as described below in “Change in Capitalization”. Participants will not have any voting rights and will not have rights to receive dividends or dividend equivalents in respect of a SAR or any Shares subject to a SAR until the participant becomes the holder of record of such Shares.

Restricted Stock and Restricted Stock Units:
A restricted stock Award involves an immediate transfer of ownership of a fixed number of Shares to the participant, although the Shares are subject to a risk of forfeiture or to other conditions or restrictions during specified periods of time. The participant may be entitled to voting and other ownership rights in such Shares at the discretion of the Administrator, although dividends, if any, on any restricted stock Awards will be subject to the same vesting conditions as the underlying Shares.

A restricted stock unit is an Award denominated in units of Shares that is subject to such terms and conditions as the Administrator deems appropriate. For each restricted stock unit, a participant will be entitled to receive (assuming all terms and conditions are met) either Shares or a cash amount calculated with reference to the value of a Share. Participants will have no voting rights with respect to Shares underlying restricted stock units unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger.

Substitute Awards

If the Company acquires or merges or combines with another entity, the Company may grant Awards in assumption of, or in substitution or exchange for, awards previously granted or promised (“Substitute Awards”). Substitute Awards will not reduce the number of Shares authorized for issuance under the Plan but will reduce the number of Shares which may be issued pursuant to the exercise of incentive stock options. The exercise price of a Substitute Award may be less than the fair market value of the underlying shares on the date of grant if the exercise price is based on a formula contained in the original option agreement or the purchase or merger agreement. The Administrator may provide for the vesting of a Substitute Award sooner than required for other Awards. In addition, if the entity acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries merges or combines has shares available under a pre-existing plan approved by its stockholders, the Company may grant awards to individuals who were employees, directors, consultants or advisors of the other entity under such other entity’s pre-existing plan and such grants of awards will not reduce the amount of Shares available for issuance under the Plan.

Limitations of Awards

The Plan includes the following limitations on the number of Shares underlying Awards and the amount of cash payable to certain participants, subject to adjustment for certain changes in our capitalization or other corporate transactions:

•the aggregate number of Shares that may be issued pursuant to the exercise of incentive stock options granted under the Plan may not exceed 12,000,000; and
•any one participant may not receive Awards with respect to more than 500,000 Shares during any fiscal year.

Awards may not be granted under the Plan after September 15, 2030.

Transferability Restrictions

Except as otherwise permitted by the Administrator or pursuant to family-planning exceptions as provided in the Plan, participants generally may not sell, transfer, pledge, assign or otherwise alienate or hypothecate Awards granted under the Plan other than by will or the laws of descent and distribution, and each option and stock appreciation right is generally exercisable only by a participant during his or her lifetime.

Recoupment

The Administrator may provide that any participant or Award, including any Shares subject to an Award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

Change in Capitalization

The Administrator has discretion to equitably adjust the number and kind of shares available for issuance under the Plan and the number and kind of shares subject to the limitations described above in “Limitations of Awards” in the event of a reorganization, reclassification, combination or exchange of shares, repurchase of shares, stock split, reverse stock split, spin-off, dividend or other distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. The Administrator may also adjust the exercise price, number or kind of shares subject to individual Awards and other terms to reflect the foregoing events.

In the event of a change in capitalization caused by a change of control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the change in control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the change in control.

No fractional shares will be issued in connection with a change in capitalization. Instead, the number of shares subject to an Award will be rounded down to the next lowest whole share.

Amendment or Termination of the Plan

The Board may amend, alter or discontinue the Plan, and the Administrator may amend or alter any Award agreement, subject to the participant’s consent if the amendment would alter or impair the participant’s rights thereunder. However, other than in connection with a change in the Company’s capitalization or other corporate transaction as described above in “Change in Capitalization", no amendment may be made without stockholder approval if such amendment would:

•reduce the exercise price of outstanding options or take any other action that is treated as a re-pricing; or
•otherwise amend the Plan in any way that would require stockholder approval by law or under the listing requirements of the national securities exchange, stock exchange, or national market system on which the Shares are traded or quoted.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of Awards under the Plan. The summary is based on the United States Internal Revenue Code (the “Code”) and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this Proxy Statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of Awards under the Plan. The laws governing the tax aspects of these Awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

Nonqualified Stock Options and Stock Appreciation Rights

The recipient will not have any income at the time a nonqualified stock option or a SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of Shares), in an amount equal to the excess of the fair market value of the Shares to which the option exercise pertains over the option exercise price. When a SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any Shares received.

Incentive Stock Options (“ISOs”)

A recipient will not have any income at the time an ISO is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the Shares at the time of exercise over the option exercise price will be a “preference item” that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the Shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the Shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the Shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the Shares are held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee.

Restricted Stock

A participant will not recognize income upon the grant of restricted stock. If the participant makes an election under Section 83(b) of the Code within 30 days after receiving the shares of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such Shares (determined without regard to the restrictions imposed by the Plan) at the time of transfer over any amount paid by the participant therefor. Then, upon the sale of such Shares, the difference between the fair market value at the time of transfer and the net proceeds of sale will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to Shares that are subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of such election. If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the Award of restricted stock vests and the restrictions imposed by the Plan on the Award terminate, in an amount equal to the excess, if any, of the fair market value of such Shares on the date(s) the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends received with respect to Shares subject to restrictions will be treated as additional compensation income and not as dividend income.

Restricted Stock Units

A participant generally will not recognize income upon the grant of an Award of restricted stock units. Instead, the participant will recognize ordinary income in the year or years in which the restricted stock units vest and the restrictions imposed by the Plan on the Award terminate in an amount equal to the excess, if any, of the fair market value of the Shares on the date the restrictions expire or are removed over any amount paid by the participant for such Shares.

Withholding Taxes

Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards granted under the Plan. The Administrator may permit a participant to pay withholding taxes by electing to have the Company withhold a portion of the Shares that would otherwise be issued upon exercise of an Award or by tendering Shares already owned by the participant.

General Matters

The Company will generally be entitled to a tax deduction corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above. Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year to $1 million). Thus, certain compensation attributable to Awards may be nondeductible to the Company due to the application of Section 162(m) of the Code. In addition, in connection with a change in control of the Company, and depending upon the terms and conditions of Awards granted under the Plan and upon the individual circumstances of the participants, certain amounts with respect to Awards granted under the Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment. The Company generally intends that Awards granted under the Plan comply with, or are otherwise exempt from, Section 409A of the Code, but cannot guarantee such treatment and will have no liability to a participant or any other party if an Award is not so compliant or exempt.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes our equity compensation plans as of March 31, 2020:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	8,984,430	$2.75	6,366,088
Equity compensation plans not approved by stockholders	-----	-----	-----
Total	8,984,430	$2.75	6,366,088

(1)	Represents awards under our Amended and Restated 2011 Equity Incentive Plan.

Securities Registration

We intend to register the Shares available for issuance under the Plan under a Registration Statement on Form S-8 to be filed with the SEC following approval of the Plan by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN OF DIGITAL TURBINE, INC.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021
Our Audit Committee has appointed SingerLewak LLP to audit our accounts for the fiscal year ending March 31, 2021. Such firm, which has served as our independent registered public accounting firm since April 2009, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.
A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of SingerLewak as our independent registered public accounting firm. Although stockholder ratification of the Audit Committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.
A representative of SingerLewak is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.
Aggregate fees for professional services rendered to us by SingerLewak LLP, our independent registered public accounting firm engaged to provide audits for the fiscal years ended March 31, 2020 and 2019, were:

	Year Ended March 31, 2020	Year Ended March 31, 2019
Audit fees (1)	$473,320	$407,235
Audit related fees (2)	83,613	84,015
Tax fees (3)	77,567	55,062
All other fees (4)	—	—
Total	$634,500	$546,312
________________________________________________________________________
Policy on Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors
Consistent with the SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the following four categories of services to the Audit Committee for approval:
1.Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.Other Fees are those associated with services not captured in the other categories.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our Audit Committee pre-approved the retention of our independent registered public accounting firm for all audit and audit-related services during fiscal years 2020 and 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

REPORT OF AUDIT COMMITTEE
The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
The functions of our Audit Committee (references in this section to “we” and “our” mean the Audit Committee) are primarily focused on three areas:
•the adequacy of the internal controls and financial reporting process of Digital Turbine, Inc. (the “Company”) and the reliability of its consolidated financial statements;
•the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; and
•the Company’s compliance with legal and regulatory requirements.
We operate under a written charter, which has been approved by the board of directors. The Company has made the Audit Committee charter available on its website at https://digitalturbine.com/ under “Investors—Corporate Governance—Governance Docs.”.
We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of which has unrestricted access to us. We also appoint the independent registered public accounting firm and review its performance and independence from management. In addition, we review the Company’s financing plans.
Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.
In this context, we held four meetings during fiscal year 2020. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2020, SingerLewak LLP (“SingerLewak”). We discussed with SingerLewak the overall scope and plans for their audit. We also met with SingerLewak, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2020 with management and with SingerLewak.
We also discussed with SingerLewak the audited financial statements for fiscal year ended March 31, 2020, and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the conduct of the audit of the Company’s consolidated financial statements, and the matters required to be discussed with the Audit Committee by applicable auditing standards of the Public Company Accounting Oversight Board.
We have received the written disclosures and the letter from SingerLewak required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with SingerLewak their independence from the Company. When considering SingerLewak’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to SingerLewak for audit and non-audit services (primarily tax services).

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2020 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

July 29, 2020	Members of the Audit Committee

Robert Deutschman (Chairman)
Christopher Rogers
Roy H. Chestnutt

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT
Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2020, all of our officers, directors, and ten percent stockholders timely complied with all applicable filing requirements, except as follows: Mr. Stone and Mr. Garrison did not timely file Forms 4 to report monthly vesting of restricted stock units for each month during fiscal year 2020 and Ms. Collins and Mr. Wesch each did not timely file one Form 4.
OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the meeting, our proxy holders are authorized to vote on that matter in accordance with their best judgment.
2022 STOCKHOLDER PROPOSALS
Rule 14a-8 Stockholder Proposals
Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for a proposal for our fiscal year 2022 annual meeting to be eligible for inclusion in our proxy statement, a stockholder must give written notice addressed to the Corporate Secretary, Digital Turbine, Inc, 110 San Antonio Street, Suite 160, Austin, Texas 78701, no later than 5:00 p.m. Central Daylight Time on April 7, 2021.
Proposals Outside of Rule 14a-8; Discretionary Proxy Voting Authority
A stockholder wishing to submit a proposal for the fiscal year 2022 annual meeting outside of SEC Rule 14a-8 may do so under Rule 14a-4 of the Exchange Act by giving written notice addressed to the Corporate Secretary, Digital Turbine, Inc., 110 San Antonio Street, Suite 160, Austin, Texas, at least than 45 days prior to the anniversary date of the mailing date of the preceding year's proxy statement. The deadline for such submission is no later than 5:00 p.m. Central Daylight Time on June 21, 2021, or a reasonable time before we release our proxy statement for such meeting if the date of the meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if notice of the proposal was not timely received by us.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William G. Stone III
William G. Stone III Chief Executive Officer
Dated:   July 29, 2020
Austin, Texas

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DIGITAL TURBINE, INC.
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 15, 2020
The undersigned stockholder(s) of DIGITAL TURBINE, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 29, 2020, and hereby appoints each of William G. Stone III and Barrett Garrison, or either of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 15, 2020 at 10:00 a.m., local time, at the Company's headquarters located at 110 San Antonio Street, Suite 160, Austin, TX 78701, and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]
[BACK OF PROXY]
DETACH HERE
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
☒ Please mark votes as in this example
1. TO ELECT DIRECTORS.
Nominees:

(1) Robert Deutschman	(2) Roy H. Chestnutt
(3) Mohan Gyani	(4) Jeffrey Karish
(5) Christopher Rogers	(6) Michelle M. Sterling
(7) William G. Stone III

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT

______________________________________________________________________________________________________

Instructions: To withhold authority to vote for any individual nominee, mark the “For All Nominees Except” box and write that nominee’s name in the space provided above.

2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers, commonly referred to as “say-on-pay.”	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To approve, in a non-binding advisory vote, the frequency of future advistory ("say-on-pay") votes on executive compensation	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐
4. To approve our 2020 Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. To ratify the selection of SingerLewak LLP as the Company's independent registered public accounting firm of for the fiscal year ending March 31, 2021.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Signature:	Date:

Signature:	Date:
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE SEVEN (7) DIRECTOR NOMINEES; (2) FOR APPROVAL OF THE ADVISORY SAY-ON-PAY PROPOSAL; (3) FOR ONE YEAR FOR THE FREQUENCY OF FUTURE ADVISORY SAY-ON-PAY VOTES; (4) FOR APPROVAL OF OUR 2020 EQUITY INCENTIVE PLAN; AND (5) FOR RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGITAL TURBINE, INC. FOR FISCAL YEAR MARCH 31, 2021. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
Digital Turbine, Inc. (the “Company”) hereby adopts in its entirety the 2020 Equity Incentive Plan of Digital Turbine, Inc. (as may be amended from time to time, the “Plan”), on _________ (the “Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.
SECTION 1.
BACKGROUND AND PURPOSE

1.1Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, and Restricted Stock Units.
1.2Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate; and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.
SECTION 2.
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.
2.2“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.3“Administrator” means the Committee. Except as otherwise determined by the Board, with respect to any Award issued to a Section 16 Person, the Administrator shall consist solely of the Board or a Committee consisting of two or more Nonemployee Directors.

2.4“Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.5“Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ Stock Market, New York Stock Exchange, or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.6“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.

2.7“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.8“Board” or “Board of Directors” means the Board of Directors of the Company.

2.9“Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of an Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) or an immediate sale to the Company respecting all or any part of the Shares to which the Participant is entitled upon exercise of an Option pursuant to an extension of credit by the Company, on an interest-free basis, to the Participant of the purchase price (in such event, immediately following such sale, the Participant will deliver to the Company funds sufficient to satisfy such extension of credit).

2.10“Change in Control” means the occurrence of any of the following:
(a)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
(b)The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act).
Notwithstanding the foregoing, to the extent any Award is subject to Section 409A of the Code and constitutes a Change in Control payment event under Section 409A of the Code, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.
2.11“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.12“Committee” means any committee appointed by the Board of Directors to administer the Plan, including, without limitation, the Compensation Committee.
2.13“Company” means Digital Turbine, Inc. or any successor thereto.
2.14“Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director, and who otherwise may be offered securities registerable pursuant to a registration statement on Form S-8 under the 1933 Act.

2.15“Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor, except to the extent inconsistent with Section 409Aof the Code if the applicable Award is subject thereto and termination of Continuous Status is otherwise a payment event for purposes of Section 409A of the Code under the Award. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.
2.16“Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.
2.17“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time, including reliance upon any determination that a Participant is disabled for purposes of benefits under any accident or disability plan maintained by the Company or an Affiliate in which a Participant participates.
2.18“Effective Date” means the date on which stockholder approval of this Plan is obtained.
2.19“Employee” means any individual who is a common-law employee of the Company or of an Affiliate.
2.20“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.
2.21“Fair Market Value” means, as of any date, provided the Shares are listed on a national securities exchange, an established stock exchange or a national market system, the Fair Market Value of a Share shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a Share shall be the closing price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Shares) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on a national securities exchange, an established stock exchange or a national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Sections 409A and 422 of the Code and the applicable Treasury regulations and such determination shall be conclusive and binding on all persons.
2.22“Fiscal Year” means a fiscal year of the Company.
2.23“Grant Date” means the date the Administrator adopts a resolution, or takes other appropriate corporate action, expressly granting an Award to a Participant or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.24“Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

2.25“Misconduct” means any act or omission giving the Company (or any Affiliate) the right to terminate for “Cause” as defined in Participant’s employment or service agreement with the Company (or any Affiliate), or in the absence of such an agreement or such a definition, means commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has engaged in Misconduct.
2.26“Net Exercise” means a procedure through which the number of Shares necessary to pay the purchase price will be withheld from the number of Shares that would otherwise be issued to the Participant upon the exercise of an Option.
2.27“Nonemployee Director” means a Director who is not employed by the Company or an Affiliate and otherwise meets the requirements as a “nonemployee director” within the meaning of Rule 16b-3.
2.28“Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.
2.29“Option” means an Award of an Incentive Stock Option or a Nonqualified Stock Option granted to a Participant pursuant to Section 5.
2.30“Participant” means an Employee, Director or Consultant who has an outstanding Award.
2.31“Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.
2.32“Plan” means this 2020 Equity Incentive Plan of Digital Turbine, Inc., as set forth in this instrument and as hereafter amended or restated from time to time.
2.33“Restricted Stock” means an Award of restricted Shares granted to a Participant pursuant to Section 7 that constitutes a transfer of ownership of Shares to a Participant from the Company that are subject to restrictions against transferability, assignment, and hypothecation until such restrictions lapse. The restrictions against transferability lapse when the Participant has met the specified vesting requirements. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Restricted Stock revert back to the Company.
2.34“Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8 that constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Restricted Stock Units revert back to the Company.
2.35“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.36“SEC” means the U.S. Securities and Exchange Commission.

2.37“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.38“Shares” means shares of common stock of the Company.
2.39“Stock Appreciation Right” or “SAR” means an Award of the right to receive a payment in cash or Shares granted to a Participant pursuant to Section 6 that upon exercise, gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price shall be determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares (($20-$10)*100)/$20].
2.40“Subsidiary” means any corporation or other business entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities other than the last corporation or entity in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or entities in such chain.
SECTION 3
ADMINISTRATION

3.1The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.
3.2Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Option or other Award in exchange for the grant of a new Option or other Award with an Exercise Price equal to the Fair Market Value on the Grant Date; (c) interpretation of the Plan; (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith; and (e) interpretation, amendment or revocation of any such rules. Notwithstanding the foregoing, if any amendment of an outstanding Award effects a repricing, stockholder approval shall be required before the repricing is effective.

3.3Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors and (b) certain aspects of day-to-day administration of the Plan to one or more officers or employees of the Company or any of its subsidiaries or to one or more agents; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (y) with respect to Section 16 Persons or (z) in any way which would jeopardize the Plan’s qualification under Rule 16b-3.
3.4Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

3.5Indemnification. In addition to such other rights of indemnification as its members may have as Directors or members of the Committee, and to the extent allowed by Applicable Law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
SECTION 4
SHARES SUBJECT TO THE PLAN

4.1Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 12,000,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).
4.2Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan is such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award.
4.3Adjustments in Awards and Authorized Shares. The number and kind of Shares covered by each outstanding Award, and the per Share Exercise Price of each such Award, shall be equitably adjusted to reflect any stock split, reverse stock split, reorganization, recapitalization, combination or exchange, reclassification, the payment of a stock dividend on the common stock, or any other event or transaction that affects the number or kind of such Shares, including, without limitation, those events or transactions which are effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. An adjustment under this Section 4.3 that adjusts the per Share Exercise Price will not be considered a repricing for purposes of Section 3.2 or 10.2. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. No adjustment shall result in an Award for a fraction of a Share; instead, the number of Shares subject to an Award will be rounded down to the next lowest whole Share.
4.4Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan on an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.

4.5Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the 1933 Act, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.
4.6Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.
5.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section 4.1, shall determine the number of Shares subject to each Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.
5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.
5.3.1Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the per Share Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.
5.3.2Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:
(a)The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;
(b)Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Directors. In the event the Company fails to obtain stockholder approval of the Plan within twelve (12) months from the Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c)To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and
(d)In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.
5.3.3Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Section 424(h)(3) of the Code and the applicable Treasury regulations.
5.4Expiration of Options.
5.4.1Expiration Dates. Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not vested. With respect to the vested Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:
(a)Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;
(b)Termination of Continuous Status as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);
(c)Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire upon such termination;
(d)Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e)Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or
(f)10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.
5.4.2Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however, that such extension does not exceed the maximum term of the Option.
5.5Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.
5.6Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. No Option may be exercised for a fraction of a Share. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitations set forth in Section 5.3.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant will be deemed to have exercised the Incentive Stock Option portion of the Option first.
5.6.1Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, Cashless Exercise, Net Exercise, or exercise by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. Unless otherwise specifically provided in the Option, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company is publicly traded (i.e., the Shares are listed on a national securities exchange, any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
5.6.2Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Administrator.
6.1.1.Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.
6.1.2.Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
6.2Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After a SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR. No SAR may be exercised with respect to a fraction of a Share.
6.3SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.
6.4Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.
6.5Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.
SECTION 7
RESTRICTED STOCK

7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares; provided, however, that no Award of Restricted Stock may be granted or settled for a fraction of a Share. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.
7.2Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, including, without limitation, in accordance with this Section 7.4.
7.4.1General Restrictions. The Administrator may set restrictions based upon the achievement of specific Performance Goals (as defined in Section 9.17) (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.
7.4.2Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.5Removal of Restrictions. Except as otherwise provided in this Section 7, Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law. After Restricted Stock is granted, the Administrator, in its discretion, may accelerate the lapsing of restrictions with respect to a Participant’s Restricted Stock.
7.6Voting Rights. During the Period of Restriction, Participants holding Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
7.7Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, that, any dividends or other distributions paid with respect to such Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The dividends or other distributions so withheld by the Administrator and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends or other distributions, if applicable on the lapse of the restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such dividends or other distributions.
7.8Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
SECTION 8
RESTRICTED STOCK UNITS

8.1Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.
8.1.1Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Section 4.1. Nothwithstanding the foregoing, no Award of Restricted Stock Units may be granted or settled for a fraction of a Share.
8.1.2Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement. In the event that the equivalent value in cash is paid, the amount of such payment shall be equal to the Fair Market Value of the applicable number of Shares as of the date the vesting conditions specified in the Award Agreement are satisfied.

8.2Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions. After Restricted Stock Units are granted, the Administrator, in its discretion, may accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.
8.3Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.
8.4Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and the underlying Shares again will be available for grant under the Plan.
SECTION 9
MISCELLANEOUS

9.1No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any Affiliate of the Company from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary, or other person will have any claim against the Company or any Affiliate as a result of any such action.
9.2Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.
9.3Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.
9.4No Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until such Participant has satisfied all requirements with respect to the Shares granted under such Award or for exercise of such Award pursuant to its terms, as applicable.
9.5No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.
9.6Other Benefits. Amounts paid under the Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Company.
9.7Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.8Limitations on Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 500,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.
9.9Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Administrator shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
9.10Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
9.11Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.
9.12Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
9.13Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.
9.14Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which the Shares are then listed or traded or any blue sky or state securities laws.
9.15Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law or stock exchange listing requirements).

9.16Change in Control Obligations. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s stockholders or by written consent of such stockholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction; and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.
9.17Performance-Based Awards. Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below). As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrator determines to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrator determines to make subject to a Performance Goal, are to be earned. Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.
9.17.1Mandatory Deferral of Income. The Administrator, in its sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Section 409A of the Code.
SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION

10.1Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
10.1.1Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors, and Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
10.2No Amendment without Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the national securities exchange, stock exchange, or national market system on which the Shares are traded or quoted, the 1934 Act, Section 422 of the Code, or other Applicable Law; provided, however, that is any amendment of the Plan effects a repricing of an outstanding Award, stockholder approval shall be required before the repricing is effective.

10.3Effective Date and Duration of Awards . The Plan shall be effective as of the Effective Date, subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further stockholder approval, no Award may be granted under the Plan more than ten (10) years after the Effective Date.
SECTION 11
TAX WITHHOLDING

11.1Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
11.2Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.
SECTION 12
LEGAL CONSTRUCTION

12.1Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.
12.2Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.
12.3Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
12.4Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.5Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6Tax Provisions.
12.6.1Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Status shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty.
12.6.2Section 280G.
(a)In the event that any payment or benefit received or to be received by the Participant pursuant to the terms of any, plan, arrangement, or agreement (including any payment or benefit received in connection with a change of control or the termination of the Employee’s employment) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Employee would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Participant that are exempt from Section 409A of the Code, (B) reduction of any other cash payments or benefits otherwise payable to the Participant that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code, (C) reduction of any other payments or benefits otherwise payable to the Participant on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code, and (D) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code.

(b)For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an accounting firm or compensation consulting firm with nationally recognized standing and substantial expertise and experience on Section 280G matters (the “280G Firm”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of the 280G Firm, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this Section 12.6.2(b) shall be done by the 280G Firm.
(c)The 280G Firm will be directed to submit its determination and detailed supporting calculations to both the Participant and the Company within fifteen (15) days after notification from either the Company or the Participant that the Participant may receive payments which may be “parachute payments.” The Participant and the Company will each provide the 280G Firm access to and copies of any books, records, and documents in their possession as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this letter agreement. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this letter agreement will be borne by the Company.
12.6.3Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.
12.7Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
12.8Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the Adoption Date.
DIGITAL TURBINE, INC.

By: _______________________________________
Its Secretary